                                                                   EXHIBIT 10.10

================================================================================

                                    FORM OF

                           STOCK PURCHASE AGREEMENT

                                     AMONG

                    ROYSTER-CLARK RESOURCES LLC, as Buyer,

                                      AND

             The persons and entities identified as Sellers on the
                      Signature pages hereof, as Sellers

                               FOR THE SHARES OF

                           ALLIANCE AGRONOMICS, INC.









                          Dated as of March 17, 2000
================================================================================

                               Table of Contents

                                                                                Page
EXHIBITS

     Exhibit 1               Mutual Release
     Exhibit 2               Noncompetition Agreement
     Exhibit 3               Consulting Agreement
     Exhibit 4               Escrow Agreement
     Exhibit 5               Environmental Obligations Agreement

SCHEDULES

     Schedule 1              List of Shareholders of the Company
     Schedule 2.3            Adjustment Amount Accounting Principles
     Schedule 2.4(b)(i)      Closing Payment Allocation
     Schedule 3.1.1          Foreign Qualification Jurisdictions of the Company
     Schedule 3.1.2          Required Sellers' Consents
     Schedule 3.1.5          Bank Accounts, Etc.
     Schedule 3.1.6          Real Property Owned or Leased
     Schedule 3.1.7          Subleases, etc.
     Schedule 3.1.8          Accounts Receivable
     Schedule 3.1.9          Other Material Liabilities
     Schedule 3.1.10         Tax Return Audits
     Schedule 3.1.12         Employee Benefit Plans
     Schedule 3.1.13         Noncompliance with Legal Requirements; Government
                             Authorizations
     Schedule 3.1.14         Legal Proceedings
     Schedule 3.1.15         Material Changes or Events
     Schedule 3.1.16         Material Contracts
     Schedule 3.1.17(b)      Alternative Insurance Arrangements
     Schedule 3.1.17(c)      Exceptions to Insurance Representations
     Schedule 3.1.18         Employee Information
     Schedule 3.1.20(b)      Material Intellectual Property Rights Contracts
     Schedule 3.1.23         Interests of Related Persons
     Schedule 3.1.25         Exceptions to Environmental Representations
     Schedule 3.1.27         Product Warranties, Terms and Conditions
     Schedule 3.1.29(a)(i)   Substantial Customers
     Schedule 3.1.29(a)(ii)  Track Promotions
     Schedule 3.1.29(b)      Changes in Customers
     Schedule 3.1.29(c)      Substantial Suppliers
     Schedule 3.1.29(d)      Changes in Suppliers
     Schedule 3.1.31         Distributions

     Schedule 4.2            Exceptions to Buyer's Representations
     Schedule 5.6(a)         Excluded Assets
     Schedule 5.6(d)         Severance payments

          THIS STOCK PURCHASE AGREEMENT (together with all Schedules, Exhibits, amendments and supplements thereto, the "Agreement") is made as of March 17, 2000, by and among Royster-Clark Resources LLC, a Delaware limited liability company ("Buyer"), and the persons listed as Shareholders in Schedule 1
                                                             ----------
(collectively, the "Sellers").

                                   RECITALS

          The Sellers desire to sell to Buyer, and Buyer desires to purchase from Sellers, 100% of the issued and outstanding shares (the "Shares") of the capital stock of Alliance Agronomics, Inc. (the "Company") for the consideration and on the terms and conditions set forth in this Agreement.

                                   AGREEMENT

          The parties, intending to be legally bound, agree as follows:

          ARTICLE 1.  DEFINITIONS

          For purposes of this Agreement, the following terms have the meanings specified or referred to in this Article 1:

          "Acquired Companies" -- the Company and its Subsidiaries,
           ------------------
collectively.

          "Agreement" -- as defined in the first paragraph hereof.
           ---------

          "Applicable Contract" -- any Contract (a) under which any Acquired
           -------------------
Company has or may acquire any rights, (b) under which any Acquired Company has or may become subject to any obligation or liability, or (c) by which any asset owned or used by any Acquired Company is or may become bound.

          "Balance Sheet" -- the audited consolidated balance sheet of the
           -------------
Acquired Companies as at December 31, 1999 (including the notes thereto) delivered to Buyer as provided in Section 3.1.4.

          "Breach" -- a "Breach" of a representation, warranty, covenant,
           ------
obligation, or other provision of this Agreement or any certificate delivered pursuant to this Agreement will be deemed to have occurred if there is or has been any breach of, or any failure to perform or comply with, such representation, warranty, covenant, obligation, or other provision.

          "Business Day" -- any day (other than a Saturday, Sunday or public
           ------------
holiday in the Borough of Manhattan, City of New York) on which banking institutions in New York City are not required or permitted by law or executive order to close.

          "Buyer" -- as defined in the first paragraph of this Agreement.
           -----

          "Buyer's Closing Documents" - the documents to be executed and
           -------------------------
delivered to Sellers at the Closing by Buyer.

          "Claim" -- as defined in Section 10.7.
           -----

          "Closing" -- as defined in Section 2.4.
           -------

          "Closing Balance Sheet" - means the closing balance sheet of the
           ---------------------
Company prepared pursuant to Section 3.1.4.

          "Closing Date" -- the date and time as of which the Closing actually
           ------------
takes place.

          "Common Stock" -- means the Class A shares, par value $1.00 per share
           ------------
and the Class B shares, par value $1.00 per share, of the Company.

          "Company" -- as defined in the Recitals of this Agreement.
           -------

          "Competing Business" -- as defined in Section 3.1.23.
           ------------------

          "Consulting Agreement" -- as defined in Section 2.5(c)(ii).
           --------------------

          "Contemplated Transactions" -- all of the transactions contemplated by
           -------------------------
this Agreement, including, without limitation, the sale of the Shares by the Sellers to Buyer; Buyer's acquisition and ownership of the Shares and exercise of control over the Company; the execution, delivery and performance of the Consulting Agreements, the Noncompetition Agreements, the Mutual Release, the Environmental Obligations Agreement and the Indemnity Escrow Agreement; and the performance by the parties hereto of their respective covenants, agreements and obligations hereunder and thereunder.

          "Contract" -- any agreement, contract, obligation, promise, or
           --------
undertaking (whether written or oral and whether express or implied).

          "Control Person" -- as to any entity, any Person who controls such
           --------------
entity within the meaning of the Securities Act of 1933, as amended, or the Securities and Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

          "Damages" -- as defined in Section 7.2.
           -------

          "Encumbrance" -- any mortgage, easement, servitude, right of way,
           -----------
charge, claim, equitable interest, lien, option, pledge, security interest, right of first refusal, or restriction of any kind, including any restriction on use, voting, transfer, or exercise of any other attribute of ownership.

          "Environment" -- soil, land surface or subsurface strata, surface
           -----------
waters (including navigable waters, ocean waters, streams, ponds, drainage basins, and wetlands), groundwaters, drinking water supply, stream sediments, ambient air (including indoor air), plant and animal life, and any other environmental medium or natural resource.

          "Environmental Claim" -- means any actual or reasonably anticipated
           -------------------
claim, action, cause of action, investigation or written notice, order, direction or requirement by any Person alleging potential liability or remedy, whether civil, administrative, criminal or quasi-criminal (including, without limitation, potential liability for investigatory costs, cleanup, remediation or preventive costs, governmental response costs, natural resources damages, property damages, personal injuries, fines, penalties or monetary and non-monetary sanctions) arising out of, based on or resulting from (a) the presence or Release or Threat of Release of any Hazardous Materials at any location or
(b) circumstances forming the basis of any violation of any Environmental Laws.

          "Environmental, Health, and Safety Liabilities" -- any cost, damages,
           ---------------------------------------------
expense, liability, obligation, or other responsibility arising from or under Environmental Laws or Occupational Safety and Health Laws and consisting of or relating to:

          (a) any environmental, health, or safety matters or conditions (including, without limitation, on-site or off-site contamination, pollution control, occupational safety and health, natural resources, and regulation of chemical substances or products);

          (b) fines, penalties, judgments, awards, settlements, legal or administrative proceedings, damages, losses, claims, demands and response, investigative, remedial, or inspection costs and expenses arising under Environmental Laws or Occupational Safety and Health Laws;

          (c) financial responsibility under Environmental Laws or Occupational Safety and Health Laws for cleanup costs or corrective action, including any investigation, cleanup, removal, containment, or other remediation or response actions ("Cleanup") required by or pursuant to applicable Environmental Laws or Occupational Safety and Health Laws (whether or not such Cleanup has been required or requested by any Governmental Body or any other Person) and for any natural resource damages; or

          (d) any other compliance, corrective, investigative, or remedial measures required under Environmental Laws or Occupational Safety and Health Laws.

          The terms "removal," "remedial," "response action," and "corrective action" include the types of activities covered by the Comprehensive Environmental Response, Compensation, and Liability Act, 42 U.S.C. (S)9601 et seq., as amended ("CERCLA"), and the Resource Conservation and Recovery Act, 42 U.S.C. (S)6901 et seq., as amended ("RCRA").

          "Environmental Laws" -- means all United States federal, interstate,
           ------------------
state, and local laws, common law, guidelines, permits, agreements, licenses, Orders, by-laws, rules, regulations and restrictions of any kind by any Governmental Body relating to pollution or protection of human health or the environment, including, without limitation, laws relating to

Releases or Threatened Releases of Hazardous Materials, pollution control, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, transport, handling, or disposal of Hazardous Materials or the clean-up thereof and the Comprehensive Environmental Response Compensation and Liability Act of 1980, as amended, but not including the Occupational Safety and Health Act of 1970, as amended.

          "Environmental Obligations Agreement" -- as defined in Section 2.2(g).
           -----------------------------------

          "ERISA" -- the Employee Retirement Income Security Act of 1974, as
           -----
amended, or any successor law, and regulations and rules issued pursuant to that Act or any successor law.

          "ERISA Affiliate" -- as defined in Section 3.1.12.
           ---------------

          "Escrow Agreement" -- as defined in Section 2.5(g).
           ----------------

          "Excluded Assets" - Those items listed as "Excluded Assets" on
           ---------------
Schedule 2.1(b) and Schedule 3.1.31(a).
---------------     ------------------

          "Facilities" -- any real property, leaseholds, or other interests
           ----------
currently or formerly owned or operated by any Acquired Company and any buildings, plants or structures, currently or formerly owned or operated by any Acquired Company.

          "GAAP" -- generally accepted United States accounting principles
           ----
consistently applied.

          "Governmental Authorization" -- any approval, consent, license,
           --------------------------
permit, waiver, or other authorization issued, granted or given pursuant to any Legal Requirement.

          "Governmental Body" -- any nation, state, county, city, town, village,
           -----------------
district, or other jurisdiction of any nature; federal, state, local, municipal, foreign, or other government; governmental or quasi-governmental authority of any nature (including any governmental agency, branch, department, official, or entity and any court or other tribunal); multi-national organization or body; or body exercising, or entitled to exercise, any administrative, executive, judicial, legislative, police, regulatory, or taxing authority or power of any nature.

          "Hazardous Activity" -- the distribution, generation, handling,
           ------------------
importing, management, manufacturing, processing, production, refinement, Release, storage, transfer, transportation, treatment, disposal, or use (including any withdrawal or other use of groundwater) of Hazardous Materials in, on, under, about, or from the Facilities or any part thereof into or in the Environment, and any other act, business, operation, or thing that increases the damages, or risk of damages, or poses an unreasonable risk of harm to Persons or property on or off the Facilities or that may affect the value of the Facilities or the Acquired Companies or that may result in an Environmental, Health, and Safety Liability.

          "Hazardous Materials" -- means (i) substances that are defined as,
           -------------------
listed, regulated or otherwise classified as "Hazardous Substances," "Hazardous Materials," "Hazardous Wastes," "Toxic Substances," "Pesticides," "Oils," "Pollutants" or "Contaminants" in the National Oil and Hazardous Substances Pollution Contingency Plan, 40 C.F.R.300.5, or under any other Environmental Law, or (ii) wastes, pollutants, contaminants and substances listed, classified or regulated as such and that could form the basis for an Environmental Claim under any Environmental Law or (iii) petroleum or petroleum-derived substances, methane, natural gas, any flammable substances or explosives, radioactive materials, asbestos or asbestos - containing material, polychlorinated biphenyls ("PCB") or PCB - containing materials, or (iv) nitrogen or phosphorus containing substances.

          "Indemnity Escrow" -- as defined in Section 2.5(g).
           ----------------

          "Intellectual Property Assets" -- as defined in Section 3.1.20.
           ----------------------------

          "IRC" -- the Internal Revenue Code of 1986, as amended to the date
           ---
hereof and regulations issued by the IRS pursuant to the IRC.

          "IRS" -- the United States Internal Revenue Service or any successor
           ---
agency, and, to the extent relevant, the United States Department of the Treasury.

          "Knowledge" -- an individual will be deemed to have "Knowledge" of a
           ---------
particular fact or other matter if such individual is actually aware of such fact or other matter. An Acquired Company will be deemed to have "Knowledge" of a particular fact or other matter if any individual listed on Schedule 1.1 has
                                                              ------------
Knowledge of such fact or other matter.

          "Legal Requirement" -- any federal, state, local, municipal, foreign,
           -----------------
international, multinational, or other administrative Order, constitution, law, ordinance, principle of common law, rule, regulation, statute, or treaty, and specifically including Environmental Laws and Occupational Safety and Health Laws.

          "Material Contract" -- any Applicable Contract which, if breached or
           -----------------
terminated, will or is reasonably likely to result in a change or effect which is or is likely to be materially adverse to the business, financial condition, or results of operations of any of the Acquired Companies.

          "Mutual Release" -- as defined in Section 2.2(a)(ii).
           --------------

          "Noncompetition Agreements" -- as defined in Section 2.4(a)(iii).
           -------------------------

          "Occupational Safety and Health Laws" -- any Legal Requirement
           -----------------------------------
designed to provide safe and healthful working conditions and to reduce occupational safety and health hazards.

          "Order" -- any award, decision, injunction, judgment, order, ruling,
           -----
subpoena, or verdict entered, issued, made, or rendered by any court, administrative agency, or other Governmental Body or by any arbitrator.

          "Ordinary Course of Business" -- an action taken by any Acquired
           ---------------------------
Company will be deemed to have been taken in the "Ordinary Course of Business" only if (a) such action is consistent with the past practices of the Acquired Company and is taken in the ordinary course of its normal day-to-day operations; and (b) such action is not required to be authorized by the board of directors or stockholders of the Acquired Company.

          "Organizational Documents" -- (a) the articles or certificate of
           ------------------------
incorporation and the bylaws of a corporation; (b) the partnership agreement and any statement of partnership of a general partnership; (c) the limited partnership agreement and the certificate of limited partnership of a limited partnership; (d) any charter or similar document adopted or filed in connection with the creation, formation, or organization of a Person; and (e) any amendment to any of the foregoing.

          "Partnership" -- as defined in Section 6.8.
           -----------

          "Partnership Interest" -- as defined in Section 6.8.
           --------------------

          "PBGC" -- as defined in Section 3.1.12(c).
           ----

          "Person" -- any individual, corporation (including any non-profit
           ------
corporation), general or limited partnership, limited liability company, joint venture, estate, trust, association, organization, labor union, or other entity or Governmental Body.

          "Plan" -- as defined in Section 3.1.12.
           ----

          "Proceeding" -- any action, arbitration, audit, hearing,
           ----------
investigation, litigation, or suit (whether civil, criminal, administrative, investigative, or informal) commenced, brought, conducted, or heard by or before, or otherwise involving, any Governmental Body or arbitrator.

          "Proprietary Rights Agreement" -- as defined in Section 3.1.18.
           ----------------------------

          "Purchase Agreement" -- as defined in Section 6.8.
           ------------------

          "Purchase Price" -- as defined in Section 2.1.
           --------------

          "Redemption Shares" -- the shares of Class A stock of the Company
           -----------------
redeemed by the Company pursuant to Section 2.1(b).

          "Related Person" -- with respect to an individual: (a) each other
           --------------
member of such individual's Family; (b) any Person that is directly or indirectly controlled by such individual or one or more members of such individual's Family; (c) any Person in which such individual or members of such individual's Family hold (individually or in the aggregate) a Material Interest;

and (d) any Person with respect to which such individual or one or more members of such individual's Family serves as a director, officer, partner, executor, or trustee (or in a similar capacity).

          With respect to a Person other than an individual: (a) any Person that directly or indirectly controls, is directly or indirectly controlled by, or is directly or indirectly under common control with such specified Person; (b) any Person that holds a Material Interest in such specified Person; (c) each Person that serves as a director, officer, partner, executor, or trustee of such specified Person (or in a similar capacity); (d) any Person in which such specified Person holds a Material Interest; (e) any Person with respect to which such specified Person serves as a general partner or a trustee (or in a similar capacity); and (f) any Related Person of any individual described in clause (b) or (c).

          For purposes of this definition, (a) the "Family" of an individual includes (i) the individual, (ii) the individual's spouse and former spouses,
(iii) any other natural person who is related to the individual or the individual's spouse within the second degree, and (iv) any other natural person who resides with such individual, and (b) "Material Interest" means direct or indirect beneficial ownership (as defined in Rule 13d-3 under the Securities Exchange Act of 1934) of voting securities or other voting interests representing at least 5% of the outstanding voting power of a Person or equity securities or other equity interests representing at least 5% of the outstanding equity securities or equity interests in a Person.

          "Release" -- means any release, spill, emission, discharge, leaking,
           -------
pumping, injection, deposit, disposal, dispersal, leaching or migration into the environment (including, without limitation, ambient air, surface water, groundwater and surface or subsurface strata) or into or out of any property, including the movement of Hazardous Materials through or in the air, soil, surface water, groundwater, environment or property.

          "Representative" -- with respect to a particular Person, any director,
           --------------
officer, employee, agent, consultant, advisor, or other representative of such Person, including legal counsel, accountants, and financial advisors.

          "Sellers" -- as defined in the first paragraph of this Agreement.
           -------

          "Seller's Closing Documents" -- means as to each Seller the documents
           --------------------------
to be executed and delivered at the Closing by such Seller.

          "Separation Agreement" -- as defined in Section 3.1.31(d).
           --------------------

          "Shares" -- as defined in the Recitals of this Agreement.
           -------

          "Subsidiary" -- with respect to any Person (the "Owner"), any
           ----------
corporation or other Person of which securities or other interests having the power to elect a majority of that corporation's or other Person's board of directors or similar governing body, or otherwise having the power to direct the business and policies of that corporation or other Person (other than securities or other interests having such power only upon the happening of a contingency that has not occurred) are held by the Owner or one or more of its Subsidiaries; when used without reference to a particular Person, "Subsidiary" means a Subsidiary of the Company.

          "Tax" -- any federal, state, local or foreign tax, including income,
           ---
gross receipts, windfall profits, value added, ad valorum, profits, payroll, stamp, occupational, premium, severance, property, production, sales, use, license, excise, franchise, employment, withholding or similar taxes.

          "Tax Return" -- any return (including any information return), report,
           ----------
statement, schedule, notice, form, or other document or information filed with or submitted to, or required to be filed with or submitted to, any Governmental Body in connection with the determination, assessment, collection, or payment of any Tax or in connection with the administration, implementation, or enforcement of or compliance with any Legal Requirement relating to any Tax.

          "Threatened" -- a claim, Proceeding, dispute, action, or other matter
           ----------
will be deemed to have been "Threatened" if any demand, statement or notice has been given (orally or in writing) or other overt indication has been made, that would lead a reasonably prudent business Person to conclude that such a claim, Proceeding, dispute, action, or other matter is reasonably likely to be asserted, commenced, taken, or otherwise pursued in the future.

          "Threat of Release" -- a substantial likelihood of a Release that may
           -----------------
require action in order to prevent or mitigate damage to the Environment that may result from such Release.

          "Trade Secrets" -- as defined in Section 3.1.20(a)(iv).
           -------------

          ARTICLE 2.  SALE AND TRANSFER OF SHARES; CLOSING

          2.1  SALE OF SHARES

          (a) At the Closing, the Sellers shall sell and transfer the Shares to Buyer, and Buyer shall purchase the Shares from the Sellers, upon the terms set forth in this Agreement. The purchase price (the "Purchase Price") for the Shares shall be $4,191,489.

          (b) Immediately prior to the Closing, the Company shall have redeemed the Redemption Shares as set forth on Schedule 2.1(b) and shall have distributed
                                      ---------------
to the Sellers in exchange for the Redemption Shares the Excluded Assets set forth on Schedule 2.1(b).
         ---------------

          2.2  CLOSING

          The Contemplated Transactions will be consummated at a closing (the "Closing") to be held at the offices of McGuire, Woods, Battle & Boothe LLP, One James Center, 901 East Cary Street, Richmond, VA 23219 at 10:00 AM on March 17, 2000 or at such other time and place as the parties may agree. At the Closing:

          (a)   The Sellers will deliver to Buyer:

                (i) certificates representing the Shares duly endorsed (or accompanied by duly executed stock powers), for transfer to Buyer;

                (ii)  a mutual release in the form attached as Exhibit 1 hereto
                                                               ---------
executed by each of the Sellers ("Mutual Release"); and

                (iii) a noncompetition agreement in the form attached as Exhibit
                                                                         -------
2 hereto executed by G. Waddy Garrett (the "Noncompetition Agreement").
-

          (b)   Buyer will deliver to each of the Sellers:

                (i) a bank cashier's or certified check payable to the order of, or confirmation of wire transfer to any account which was specified in writing to the Buyer by such Seller prior to the Closing, in the amount appearing opposite such Seller's name on Schedule 2.4(b)(i) hereto; and
                                         ------------------

                (ii) the Mutual Release executed by the Buyer and the Company.

          (c) The Company will enter into a consulting agreement with G. Waddy Garrett, residing at 11 Old Bridge Lane, Richmond, VA 23229 ("Garrett") in the form attached as Exhibit 3 hereto (the "Consulting Agreement").
                 ---------

          (d) Buyer and Sellers will enter into an escrow agreement in the form attached as Exhibit 4 hereto (the "Escrow Agreement") with First Union
                 ---------
National Bank as Escrow Agent and Buyer will deliver the sum of $500,000.00 (the "Indemnity Escrow") to the Escrow Agent by bank cashier's check or wire transfer to the account specified by such Escrow Agent by notice to Buyer in writing prior to the Closing.

          (e) Buyer shall pay or cause the Company to pay to G. Waddy Garrett $10,000.00 in consideration of his obligations under the Noncompetition Agreement.

          (f) Buyer shall pay or cause the Company to pay G. Waddy Garrett $711,864.00 and Robert R. McDonald $47,458.00 (less applicable withholding and other payroll taxes) by wire transfer to the account(s) previously designated by them in writing in full payment and satisfaction of all obligations of the Company to them under their respective Deferred Compensation Agreements set forth on Schedule 3.1.18.
         ---------------

          (g) Buyer and GWG Financial LLC shall enter into an Environmental Obligations Agreement in the form attached as Exhibit 5 hereto (the
                                              ---------
"Environmental Obligations Agreement").

          ARTICLE 3.  REPRESENTATIONS AND WARRANTIES OF THE SELLERS

          3.1    REPRESENTATIONS AND WARRANTIES AS TO THE COMPANY

           The Sellers hereby jointly and severally represent and warrant to Buyer as follows:

           3.1.1 ORGANIZATION AND GOOD STANDING

          (a)    Schedule 3.1.1 contains a complete and accurate list for each
                 --------------
Acquired Company of its name, its jurisdiction of incorporation, other jurisdictions in which it is authorized to do business, and its capitalization (including the identity of each stockholder and the number of shares held by each). Each Acquired Company is a corporation duly organized, validly existing, and in good standing under the laws of its jurisdiction of incorporation, with full corporate power and authority to conduct its business as it is now being conducted, to own or use the properties and assets that it purports to own or use, and to perform all its obligations under Applicable Contracts. Each Acquired Company is duly qualified to do business as a foreign corporation and is in good standing under the laws of each state or other jurisdiction where the failure so to qualify would have a material adverse effect on the financial condition, business, assets or results of operations of such Acquired Company.

          (b) Each Acquired Company has made available to Buyer copies of its Organizational Documents, as currently in effect.

           3.1.2 AUTHORITY; NO CONFLICT

          (a) This Agreement has been duly executed and delivered by the Sellers.

          (b)    Except as set forth or Schedule 3.1.2, neither the execution
                                        --------------
and delivery of this Agreement nor the consummation or performance of any of the Contemplated Transactions will, directly or indirectly (with or without notice or lapse of time or both):

                 (i) contravene, conflict with, or result in a violation of (A) any provision of the Organizational Documents of any of the Acquired Companies, or (B) any resolution adopted by the board of directors or the stockholders of any of the Acquired Companies;

               (ii) contravene, conflict with, or result in a violation of, or give any Governmental Body or other Person the right to challenge any of the Contemplated Transactions or to exercise any remedy or obtain any relief under, any Legal Requirement or any Order to which any Acquired Company, or any of the assets owned or used by any Acquired Company, may be subject;

               (iii) contravene, conflict with, or result in a violation of any of the terms or requirements of, or give any Governmental Body the right to revoke, withdraw, suspend, cancel, terminate, or modify any Governmental Authorization that relates to the business of any Acquired Company or that otherwise relates to any assets owned or used by any Acquired Company;

               (iv) contravene, conflict with, or result in a violation or breach of any provision of, or give any Person the right to declare a default or exercise any remedy under, or to accelerate the maturity or performance of, or to cancel, terminate, or modify, any Material Contract; or

               (v) result in the imposition or creation of any Encumbrance upon or with respect to any of the Shares or any of the assets owned or used by any Acquired Company.

          (c)  Except as set forth in Schedule 3.1.2, no Seller or Acquired
                                      --------------
Company is or will be required to give any notice to or obtain any Consent from any Person in connection with the execution and delivery of this Agreement or the consummation or performance of any of the Contemplated Transactions which has not been previously given or obtained.

            3.1.3  CAPITALIZATION

          The authorized equity securities of the Company consist of 20,000 Class A Shares of common stock, par value $1.00 per share, of which 7,638 shares are issued and outstanding and 20,000 Class B shares of common stock, par value $1.00 per share, of which no shares have been issued. Such issued and outstanding Class A Shares constitute all of the Shares, and all such Shares have been duly authorized, validly issued and are fully paid and non-assessable. Sellers are and will be on the Closing Date the record and beneficial owners and holders of the Shares, free and clear of all Encumbrances. Garrett owns 3,047 of the Shares constituting approximately 39.9% of the total outstanding. With the exception of the Shares (all of which are owned by Sellers), all of the outstanding equity securities and other securities of each Acquired Company are owned of record and beneficially by one or more of the Acquired Companies, free and clear of all Encumbrances. Except as set forth on Schedule 3.1.3, no legend
                                                       --------------
or other reference to any purported Encumbrance appears upon any certificate representing equity securities of any Acquired Company. All of the outstanding equity securities of each Acquired Company have been duly authorized and validly issued and are fully paid and nonassessable. There are no Contracts relating to the issuance, sale, or transfer of any equity securities or other securities of any Acquired Company. None of the outstanding equity securities or other securities of any Acquired Company was issued in violation of the Securities Act of 1933, as amended, or any other Legal Requirement. Except as set forth on Schedule 3.1.3,
                                                                --------------
no Acquired Company owns, or has any Contract to acquire, any equity securities or other securities of any Person (other than Acquired Companies) or any direct or indirect equity or ownership interest in any other business.

          3.1.4  FINANCIAL STATEMENTS

          Sellers have delivered to Buyer: (a) audited consolidated balance sheets of the Acquired Companies as at December 31 in each of the fiscal years 1996 through 1999, and the related audited consolidated statements of income, changes in stockholders' equity, and cash flow for each of the fiscal years then ended, together with the report thereon of Mitchell, Wiggins & Company LLP, independent certified public accountants; and (b) unaudited interim consolidated balance sheets of the Acquired Companies as of February 29, 2000 (the "Closing Balance Sheet") and related unaudited consolidated statements of income, changes in stockholders' equity and cash flow for the two(2) months then ended. The audited and unaudited financial statements and notes referred to in this Section
3.1.4 fairly present the financial condition and the results of operations, changes in stockholders' equity, and cash flow of the Acquired Companies as of the respective dates of and for the periods referred to in such financial statements, all in accordance with GAAP (as to the audited statements only), and reflect the consistent application of such accounting principles throughout the periods involved. No financial statements of any Person other than the Acquired Companies are required by GAAP to be included in the consolidated financial statements of the Company.

          3.1.5  BOOKS AND RECORDS; BANK AND BROKERAGE ACCOUNTS, ETC.; ACCESS

          Except as set forth in Schedule 3.1.5, the books of account, minute
                                 --------------
books, stock record books, and other records of the Acquired Companies, all of which have been made available to Buyer, are complete and correct. The minute books of the Acquired Companies contain accurate and complete records of all meetings held of, and corporate action taken by, the stockholders and the boards of directors of the Acquired Companies, and no meeting of any such stockholders or board of directors has been held for which minutes have not been prepared and are not contained in such minute books. On the Closing Date, all of those books and records will be in the possession of the Acquired Companies. Schedule 3.1.5
                                                                  --------------
sets forth a complete list of all bank, brokerage, mutual fund, money market and other financial services accounts maintained by each of the Acquired Companies and the identity of all authorized signatories thereon. Sellers have and have caused the Company and its Representatives to, (a) afford Buyer and its Representatives full and free access to each Acquired Company's personnel, properties, contracts, books and records, and other documents and data, (b) furnish Buyer and Buyer's Representatives with copies of all such Contracts, books and records, and other existing documents and data as Buyer may have reasonably requested, and (c) furnished Buyer and Buyer's Representatives with such additional financial, operating, and other data and information (including, without limitation, accountants' work papers) as Buyer may reasonably request.

          3.1.6  TITLE TO PROPERTIES; ENCUMBRANCES

          Schedule 3.1.6 contains a complete and accurate list of all real
          --------------
property, leaseholds, or other interests therein owned or operated by any Acquired Company. Sellers have delivered or made available to Buyer copies of the deeds, leases and other instruments (as recorded, where applicable) by which the Acquired Companies acquired such real property, leaseholds and interests, and copies of all title insurance policies, opinions, abstracts, and surveys in the possession of Sellers or the Acquired Companies and relating to such property, leaseholds or interests. The Acquired Companies own (with good and marketable title in the case of real property , subject only to the matters permitted by the following sentence) all the properties and assets (whether real, personal, or mixed and whether tangible or intangible) that they purport to own located in the Facilities owned or operated by the Acquired Companies or reflected as owned in the books and records of the Acquired Companies, including all of the properties and assets reflected in the Balance Sheet (except for assets held under capitalized leases disclosed or not required to be disclosed in Schedule 3.1.6 and personal property acquired or sold since the date of the
   --------------
Balance Sheet in the Ordinary Course of Business), and such properties, leaseholds and assets constitute all of the properties, leaseholds and assets owned or used by the Acquired Companies. All of the properties and assets purchased or otherwise acquired by the Acquired Companies since the date of the Balance Sheet (except for personal property acquired and sold since the date of the Balance Sheet in the Ordinary Course of Business, inventory and short-term investments) are listed in Schedule 3.1.6. All properties and assets reflected
                           --------------
in the Balance Sheet are free and clear of all Encumbrances and are not, in the case of real property, subject to any rights of way, building use restrictions, exceptions, variances, easements, Encumbrances, reservations, or limitations of any nature except, with respect to all such properties and assets, (a) mortgages or security interests shown on the Balance Sheet as securing specified liabilities or obligations, with respect to which no default (or event that, with notice or lapse of time or both, would constitute a default) exists, (b) mortgages or security interests incurred in connection with the purchase of property or assets after the date of the Balance Sheet (such mortgages and security interests being limited to the property or assets so acquired), with respect to which no default (or event that, with notice or lapse of time or both, would constitute a default) exists, (c) liens for current taxes not yet due, and (d) with respect to real property, (i) minor imperfections of title, if any, none of which is substantial in amount, materially detracts from the value or materially impairs the use of the property subject thereto, or materially impairs the operations of any Acquired Company, (ii) zoning laws and other land use restrictions that do not impair the present use of the property subject thereto, (ii) mechanics', carriers', workers', repairers' and other similar liens arising as a matter of law, which are not material in nature or amount,
(iv) encumbrances of record that are disclosed in title commitments and title documents provided to Buyer, and (v) exceptions shown on surveys provided by Sellers or the Acquired Companies to Buyer, or otherwise obtained by Buyer, prior to the Closing Date; and (e) those items listed on Schedule 3.1.6. All
                                                         --------------
buildings, plants, and structures owned by the Acquired Companies lie wholly within the boundaries of the real property owned by the Acquired Companies and do not encroach upon the property of, or otherwise conflict with the property rights of, any other Person.

           3.1.7 CONDITION AND SUFFICIENCY OF ASSETS

          (a) The buildings, plants, structures, and equipment owned, leased or otherwise used or operated by the Acquired Companies are structurally sound, are in good operating condition and repair, and are adequate for the uses to which they are being put, and none of such buildings, plants, structures, or equipment is in need of maintenance or repairs except for ordinary, routine maintenance and repairs that are not material in nature or cost. The building, plants, structures, and equipment owned, leased or otherwise used or operated by the Acquired Companies are sufficient for the continued conduct of the Acquired Companies' business after the Closing in substantially the same manner as conducted prior to the Closing. Except as set forth in Schedule 3.1.7, there are
                                                       --------------
no subleases, space-sharing agreements or other similar arrangements giving or purporting to give any Person other than the Acquired Companies any rights relating to any of the Acquired Companies' real property, whether owned or leased, that are not terminable by the Acquired Companies without cause on less than 6 months notice.

          (b) All inventory of the Acquired Companies, whether or not reflected in the Balance Sheet is of merchantable quality, of the grade specified and consists of a quality, quantity and age usable and salable in the Ordinary Course of Business without discount, except for obsolete items and items of below-standard quality, all of which have been written off or written down to net realizable value in the Balance Sheet or on the accounting records of the Acquired Companies as of the date of the Closing Balance Sheet, as the case may be. All inventories not written off have been priced at the lower of cost or market on a first in, first out basis. The quantities of each item of inventory (whether raw materials, work-in-process, or finished goods) are not excessive, but are reasonable in the present circumstances of the Acquired Companies.

           3.1.8 ACCOUNTS RECEIVABLE

          (a) The accounts receivable of the Acquired Companies that are reflected on the Closing Balance Sheet or on the accounting records of the Acquired Companies as of the date of the Closing Balance Sheet (collectively, the "Accounts Receivable"), together with those other accounts receivable of the Acquired Companies that are Excluded Assets, constitute all of the accounts receivable of the Acquired Companies as of such date. The Accounts Receivable represent or will represent valid obligations arising from sales actually made or services actually performed in the Ordinary Course of Business.

          (b) The parties agree that Sellers make no representation or warranty with respect to the collectibility of the Accounts Receivable listed on
Schedule 3.1.8 under the heading "Accounts Receivable Not Collectible prior to
--------------
December 31, 2000," and that the collection and/or repurchase of such Accounts Receivable shall be made pursuant to the provisions of Section 5.5 below. The parties further agree that Sellers make no representation or warranty with respect to the notes listed on Schedule 3.1.8 under the heading "Non-Collectible
                               --------------
Notes," and that such notes shall not be considered "Accounts Receivable" hereunder.

          3.1.9  NO UNDISCLOSED LIABILITIES

          Except as set forth in Schedule 3.1.9, as of February 29, 2000 the
                                 --------------
Acquired Companies had no liabilities or obligations in excess of $10,000, in the aggregate, except for liabilities or obligations reflected or reserved against in the Closing Balance Sheet and liabilities incurred in the Ordinary Course of Business (taking into account ordinary seasonal fluctuations) since the date thereof.

           3.1.10  TAXES

          (a) The Acquired Companies have filed or caused to be filed (on a timely basis since January 1, 1996) all Tax Returns that are or were required to be filed by or with respect to any of them, either separately or as a member of a group of corporations, pursuant to applicable Legal Requirements. Sellers have delivered or made available to Buyer copies of all such Tax Returns filed since December 31, 1997. The Acquired Companies have paid, or made provision for the payment of, all Taxes that have become due as shown in those Tax Returns, or otherwise.

          (b) The United States federal and state Tax Returns of each Acquired Company have been audited by the IRS or relevant state tax authorities or are closed by the applicable statute of limitations for all taxable years through December 31, 1995. Schedule 3.1.10 contains a complete and accurate list of all
                   ---------------
audits of all such Tax Returns, including a reasonably detailed description of the nature and outcome of each audit since December 31, 1990. All deficiencies proposed as a result of such audits have been paid, reserved against, settled, or, as described in Schedule 3.1.10, are being contested in good faith by
                    ---------------
appropriate proceedings. Except as described in Schedule 3.1.10, no Seller or
                                                ---------------
Acquired Company has given or been requested to give waivers or extensions (or is or would be subject to a waiver or extension given by any other Person) of any statute of limitations relating to the payment of Taxes of any Acquired Company or for which any Acquired Company may be liable.

          (c) The charges, accruals, reserves and receivables with respect to Taxes on the books of each Acquired Company as of the date of the Closing Balance Sheet are adequate and are at least equal to that Acquired Company's liability for Taxes as of such date. There exists no proposed tax assessment against any Acquired Company except as disclosed in the Balance Sheet, the Closing Balance Sheet or Schedule 3.1.10 and Sellers have no Knowledge of any
                         ---------------
basis for any such assessment. No consent to the application of Section 341(f)(2) of the IRC has been filed with respect to any material property or assets held, acquired, or to be acquired by any Acquired Company. All Taxes that any Acquired Company is or was required by Legal Requirements to withhold or collect have been duly withheld or collected and, to the extent required, have been paid to the proper Governmental Body or other Person.

          (d) All Tax Returns filed by ( or that include on a consolidated basis) any Acquired Company are true, correct and complete. There is no tax sharing agreement that will require any payment by any Acquired Company after the date of this Agreement. None of the Acquired Companies has given a power of attorney to any Person, which is still in effect.

          3.1.11  NO MATERIAL ADVERSE CHANGE

          Since the date of the Closing Balance Sheet, there has not been any material adverse change in the business, operations, properties, prospects, assets, or condition of any Acquired Company and no event has occurred or circumstance exists that is reasonably likely to result in such a material adverse change or which may materially impair or impede the ability of the Acquired Companies to conduct their business in the Ordinary Course of Business after the Closing Date and no Seller has Knowledge of any basis for any such material adverse change or event or circumstances.

           3.1.12 EMPLOYEE BENEFITS

          (a)  Schedule 3.1.12 contains a true and complete list of each
               ---------------
deferred compensation and each bonus or other incentive compensation, stock purchase, stock option and other equity compensation plan, program, agreement or arrangement; each severance or termination pay, medical, surgical, hospitalization, life insurance and other "welfare" plan, fund or program (within the meaning of Section 3(1) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")); each profit-sharing, stock bonus or other "pension" plan, fund or program (within the meaning of Section 3(2) of ERISA); each employment, termination or severance agreement; and each other employee benefit plan, fund, program, agreement or arrangement, in each case, that is sponsored, maintained or contributed to or required to be contributed to by any Acquired Company or by any trade or business, whether or not incorporated (an "ERISA Affiliate"), that together with any Acquired Company would be deemed a "single employer" within the meaning of Section 4001 (b) of ERISA, or to which any Acquired Company or an ERISA Affiliate is party, whether written or oral, for the benefit of any employee or former employee of any Acquired Company (the "Plans"). No Plan is subject to Section 302 or Title IV of ERISA or Section 412 of the IRC. Neither any Acquired Company nor any ERISA Affiliate has any commitment or formal plan, whether legally binding or not, to create any additional employee benefit plans or modify or change any existing Plan that would affect any employee or former employee of any Acquired Company. At no time has any Acquired Company maintained or been a party to a multi-employer plan as defined in (S) 4001(a)(3) of ERISA.

          (b) With respect to each Plan, the Acquired Companies have heretofore delivered or made available to Buyer true and complete copies of each of the following documents:

              (i) a copy of the Plan and any amendments thereto (or if the Plan is not a written Plan, a description thereof);

               (ii) a copy of the two most recent annual reports and actuarial reports, if required under ERISA, and the most recent report prepared with respect thereto in accordance with Statement of Financial Accounting Standards No. 87; and

               (iii) a copy of the most recent summary plan description required under ERISA with respect thereto.

               (iv) if the Plan is funded through a trust or any third party funding vehicle, a copy of the trust or other funding agreement and the latest financial statements thereof; and

               (v) the most recent determination letter received from the Internal Revenue Service with respect to each Plan intended to qualify under
Section 401 of the IRC.

          (c) No liability under Title IV or Section 302 of ERISA has been incurred by any Acquired Company or any ERISA Affiliate that has not been satisfied in full, and no condition exists that presents a material risk to any Acquired Company or any ERISA Affiliate of incurring any such liability, other than liability for premiums due the Pension Benefit Guaranty Corporation ("PBGC") (which premiums have been paid when due).

          (d) All contributions required to be made with respect to any Plan on or prior to the Closing Date have been timely made.

          (e) Each Plan has been operated and administered in all material respects in accordance with Plan terms and applicable law, including but not limited to ERISA and the IRC.

          (f)  Each Plan intended to be "qualified" within the meaning of
Section 401(a) of the IRC has received a favorable determination letter from the IRS that it is so qualified and each trust created thereunder has been determined by the IRS to be exempt from tax under the provisions of Section 501(a) of the IRC, and nothing has occurred since the date of such letter that could be reasonably be expected to cause any such Plan or trust to fail to qualify under Sections 401(a) or 501(a) of the IRC. Each Plan intended to satisfy the requirements of Section 501(c)(9) has satisfied such requirements.

          (g) No Plan provides medical, surgical, hospitalization, death or similar benefits (whether or not insured) for employees or former employees of any Acquired Company for periods extending beyond their retirement or other termination of service, other than (i) coverage mandated by applicable law, (ii) death benefits under any "pension plan," or (iii) benefits the full cost of which is borne by the current or former employee (or his beneficiary).

          (h) No amounts payable under the Plans will fail to be deductible for federal income tax purposes by virtue of Section 280G of the IRC.

          (i) The consummation of the transactions contemplated by this Agreement will not, either alone or in combination with another event, (i) entitle any current or former employee or officer of any Acquired Company or any ERISA Affiliate to severance pay, unemployment compensation or any other payment, except as expressly provided in this Agreement, or (ii) accelerate the time of payment or vesting, or increase the amount of compensation due any such employee or officer.

          (j) No prohibited transaction as defined in Section 406 of ERISA or in Section 4975 of the IRC has occurred with respect to any Plan for which no exemptions exists under Section 408 of ERISA or Sections 4975(c)(2) or (d) of the IRC and no breach of fiduciary duty has occurred with respect to any Plan, and there are no pending, threatened or anticipated claims by or on behalf of any Plan, by any employee or beneficiary covered under any such Plan, or otherwise involving any such Plan (other than routine claims for benefits).

           3.1.13 COMPLIANCE WITH LEGAL REQUIREMENTS;
                  GOVERNMENTAL AUTHORIZATIONS

          (a)  Except as set forth in Schedule 3.1.13:
                                      ---------------
               (i) each Acquired Company is, and at all times since December 31, 1993 has been, in material compliance with each Legal Requirement that is or was applicable to it or to the conduct or operation of its business or the ownership or use of any of its assets;

               (ii) no event has occurred or circumstance exists that (with or without notice or lapse of time or both) (A) shall constitute or result in a violation by any Acquired Company of, or a failure on the part of any Acquired Company to comply with, any Legal Requirement in all material respects, or (B) shall give rise to any obligation on the part of any Acquired Company to undertake, or to bear all or any portion of the cost of, any remedial action of any nature; and

               (iii) none of the Acquired Companies has received any notice or other communication from any Governmental Body or any other Person regarding (A) any violation of, or failure to comply with, any Legal Requirement, or (B) any obligation on the part of the Acquired Company to undertake, or to bear all or any portion of the cost of, any remedial action of any nature.

          (b)  Schedule 3.1.13 contains a complete and accurate list of each
               ---------------
Governmental Authorization that is held by any Acquired Company or that otherwise relates to the business of, or to any of the assets owned or used by, any Acquired Company. Each Governmental Authorization listed or required to be listed in Schedule 3.1.13 is valid and in full force and effect. Except as set
          ---------------
forth in Schedule 3.1.13:
         ---------------
               (i) each of the Acquired Companies is, and at all times since December 31, 1993 has been, in material compliance with the terms and requirements of each Governmental Authorization identified or required to be identified in Schedule 3.1.13.
              ----------------

               (ii) no event has occurred or circumstance exists that shall (A) constitute or is reasonably likely to result directly or indirectly in a violation of, or a failure to comply with, any term or requirement of any Governmental Authorization listed or required to be listed in Schedule 3.1.13 in
                                                              ---------------
all material respects, or (B) result in the revocation, withdrawal, suspension, cancellation, or termination of, or any modification to, any Governmental Authorization listed in Schedule 3.1.13;
                        ---------------

               (iii) no Acquired Company has received, at any time since December 31, 1993, any notice or other communication from any Governmental Body or any other Person regarding (A) any violation of, or failure to comply with, any term or requirement of any Governmental Authorization in any material respect, or (B) any revocation, withdrawal, suspension, cancellation, termination of, or modification to any Governmental Authorization listed in
Schedule 3.1.13; and
---------------

               (iv) all applications required to have been filed for the renewal of the Governmental Authorizations listed in Schedule 3.1.13 have been
                                                     ---------------
duly filed on a timely basis with the appropriate Governmental Bodies, and all other filings required to have been made with respect to such Governmental Authorizations have been duly made on a timely basis with the appropriate Governmental Bodies.

          (c)  The Governmental Authorizations listed in Schedule 3.1.13
                                                         ---------------
collectively constitute all of the Governmental Authorizations necessary to permit the Acquired Companies to lawfully conduct and operate their businesses in the manner they currently conduct and operate such businesses and to permit the Acquired Companies to own and use their assets in the manner in which they currently own and use such assets.

           3.1.14 LEGAL PROCEEDINGS; ORDERS

          (a)  Except as set forth in Schedule 3.1.14, there is no pending
                                      ---------------
Proceeding:

               (i) that has been commenced by or against any Acquired Company or that otherwise relates to or may affect the business of, or any of the assets owned or used by, any Acquired Company; or

               (ii) that challenges, or that may have the effect of preventing, delaying, making illegal, or otherwise interfering with, any of the Contemplated Transactions.

          To the Knowledge of the Sellers and the Acquired Companies, no such Proceeding has been Threatened. Sellers have delivered to Buyer copies of all pleadings, correspondence, and other documents, if any, relating to each Proceeding listed in Schedule 3.1.14.
                     ---------------

          (b)  Except as set forth in Schedule 3.1.14:
                                      ---------------

               (i) there is no Order to which any Acquired Company, or any of the assets owned or used by any Acquired Company, is subject;

               (ii) none of the Sellers is subject to any Order that relates to the business of, or any of the assets owned or used by, any Acquired Company; and

               (iii) to the Knowledge of Sellers and the Acquired Companies, no officer, director, agent, or employee of any Acquired Company is subject to any Order that prohibits such officer, director, agent, or employee from engaging in or continuing any conduct, activity, or practice relating to the business of any Acquired Company as it is presently being conducted.

          (c)  Except as set forth in Schedule 3.1.14:
                                      ---------------

               (i) each Acquired Company is, and at all times since December 31, 1993 has been, in material compliance with all of the terms and requirements of each Order to which it, or any of the assets owned or used by it, is or has been subject;

               (ii) no event has occurred or circumstance exists that shall constitute or is reasonably likely to result in a violation of or failure to comply with any term or requirement of any Order to which any Acquired Company, or any of the assets owned or used by any Acquired Company, is subject; and

               (iii) no Acquired Company has received, at any time since December 31, 1993, any notice or other communication (whether oral or written) from any Governmental Body or any other Person regarding any violation of, or failure to comply with, any term or requirement of any Order to which any Acquired Company, or any of the assets owned or used by any Acquired Company, is or has been subject.

          3.1.15  ABSENCE OF CERTAIN CHANGES AND EVENTS

          Except as set forth in Schedule 3.1.15 or pursuant to the Contemplated
                                 ---------------
Transactions, since December 31, 1999, the Acquired Companies have conducted their businesses in the Ordinary Course of Business and there has not been any:

          (a) change in any Acquired Company's authorized or issued capital stock; grant of any stock option or right to purchase shares of capital stock of any Acquired Company; issuance of any security convertible into such capital stock; grant of any registration rights; purchase, redemption, retirement, or other acquisition by any Acquired Company of any shares of any such capital stock; or declaration or payment of any dividend or other distribution or payment in respect of shares of capital stock other than regular dividends paid in accordance with prior practice;

          (b)  amendment to the Organizational Documents of any Acquired
Company;

          (c) payment or increase by any Acquired Company of any bonuses, salaries, or other compensation to any stockholder, director, officer, or (except in the Ordinary Course of Business) employee or entry into any employment, severance, or similar Contract with any director, officer, or employee;

          (d) adoption of, or increase in the payments to or benefits under, any profit sharing, bonus, deferred compensation, savings, insurance, pension, retirement, employee benefit or other Plan for or with any employees of any Acquired Company;

          (e) damage to or destruction or loss of any asset or property of any Acquired Company, whether or not covered by insurance, materially and adversely affecting the properties, assets, business, financial condition, or prospects of any Acquired Company;

          (f) sale, lease, or other disposition of any material asset or property of any Acquired Company or mortgage, pledge, or imposition of any Encumbrance on any material asset or property of any Acquired Company, including the sale, lease, or other disposition of any of the Intellectual Property Assets;

          (g) material change in the accounting methods used by any Acquired Company;

          (h) material change in any Acquired Company's policies or practices concerning customer credit, collection of accounts , inventory amounts, shipping or purchasing; or

          (i) agreement, whether oral or written, by any Acquired Company to do any of the foregoing.

          3.1.16  CONTRACTS; NO DEFAULTS

          (a)  Schedule 3.1.16 contains a complete and accurate list, and
               ---------------
Sellers have delivered to Buyer true and complete copies, of

               (i) each Applicable Contract that involves performance of services or delivery of goods or materials by one or more Acquired Companies of an amount or value in excess of $1,000;

               (ii) each Applicable Contract that was not entered into in the Ordinary Course of Business and that involves expenditures or receipts of one or more Acquired Companies in excess of $1,000;

               (iii) each lease, rental or occupancy agreement, license, installment and conditional sale agreement, and other Applicable Contract affecting the ownership of, leasing of, title to, use of, or any leasehold or other interest in, any real or personal property (except personal property leases and installment and conditional sales agreements having a value per item or aggregate payments of less than $1,000 and with terms of less than one year);

               (iv) each licensing agreement or other Applicable Contract with respect to patents, trademarks, copyrights, or other intellectual property, including agreements with current or former employees, consultants, or contractors regarding the appropriation or the non-disclosure of any of the Intellectual Property Assets;

               (v) each collective bargaining agreement and other Applicable Contract to or with any labor union or other employee representative of a group of employees;

               (vi) each joint venture, partnership, and other Applicable Contract (however named) involving a sharing of profits, losses, costs, or liabilities by any Acquired Company with any other Person;

               (vii) each Applicable Contract containing covenants that in any way purport to restrict the business activity of any Acquired Company or any Affiliate of an Acquired Company or limit the freedom of any Acquired Company or any Affiliate of an Acquired Company to engage in any line of business or to compete with any Person;

               (viii) each Applicable Contract providing for payments to or by any Person based on sales, purchases, or profits, other than direct payments for goods;

               (ix) each power of attorney that is currently effective and outstanding;

               (x) each Applicable Contract entered into other than in the Ordinary Course of Business that contains or provides for an express undertaking by any Acquired Company to be responsible for special, exemplary or consequential damages;

               (xi) each Applicable Contract for capital expenditures in excess of $1,000;

               (xii) each written warranty, guaranty, and or other similar undertaking with respect to contractual performance extended by any Acquired Company other than in the Ordinary Course of Business;

               (xiii) each warehouse, safety deposit box and other storage rental or lease agreement to which any Acquired Company is a party or pursuant to which any assets of any Acquired Company are stored; and

               (xiv) each amendment, supplement, and modification (whether oral or written) in respect of any of the foregoing.

          (b)  Except as set forth in Schedule 3.1.16:
                                      ---------------

               (i) none of the Sellers (and no Related Person of any Seller) has or may acquire any rights under, and no Seller has or may become subject to any obligation or liability under, any Contract that relates to the business of, or any of the assets or rights owned, used or exercised by, any Acquired Company; and

               (ii) to the Knowledge of Sellers and the Acquired Companies, no officer, director, agent, employee, consultant, or contractor of any Acquired Company is bound by any Contract that purports to limit the ability of such officer, director, agent, employee, consultant, or contractor to (A) engage in or continue any conduct, activity, or practice relating to the business of any Acquired Company, or (B) assign to any Acquired Company or to any other Person any rights to any invention, improvement, or discovery.

          (c) None of the Sellers and no Acquired Company has taken any action that could result in the termination, or could materially impair the validity or enforceability of any Contract identified or required to be identified in
Schedule 3.1.16 and none of the Sellers and no Acquired Company has any
---------------
Knowledge or any such action having been taken by any other Person.

          (d)  Except as set forth in Schedule 3.1.16:
                                      ---------------

               (i) each Acquired Company is, and at all times since December 31, 1999 has been, in compliance in all material respects with all applicable terms and requirements of each Contract under which such Acquired Company has or had any obligation or liability or by which such Acquired Company or any of the assets owned or used by such Acquired Company is or was bound;

               (ii) each other Person that has or had any obligation or liability under any Contract under which an Acquired Company has or had any rights is, and at all times since December 31, 1999 has been, in compliance in all material respects with all applicable terms and requirements of such Contract;

               (iii) no event has occurred or circumstance exists that (with or without notice or lapse of time or both) may contravene, conflict with, or is reasonably likely to result in a violation or breach of, or give any Acquired Company or other Person the right to declare a default or exercise any remedy under, or to accelerate the maturity or performance of, or to cancel, terminate, or modify, any Applicable Contract; and

               (iv) no Acquired Company has given to or received from any other Person, at any time since December 31, 1999, any notice or other communication (whether oral or written) regarding any actual, alleged, possible, or potential violation or breach of, or default under, any Contract.

          (e) There are no renegotiations of, attempts to renegotiate, or outstanding rights to renegotiate any material amounts paid or payable to any Acquired Company under current or completed Contracts with any Person and no such Person has made written demand for such renegotiation.

          (f) The Contracts relating to the sale, design, manufacture, or provision of products or services by the Acquired Companies have been entered into in the Ordinary Course of Business and have been entered into without the commission of any act alone or in concert with any other Person, or any consideration having been paid or promised, that is or would be in violation of any Legal Requirement.

           3.1.17   INSURANCE

          (a)  Sellers have delivered  to Buyer:

               (i) true and complete copies of all policies of insurance to which any Acquired Company is a party or under which any Acquired Company, or any director of any Acquired Company, is presently covered; and

               (ii) true and complete copies of all pending applications for policies of insurance.

          (b)  Schedule 3.1.17(b) lists:
               ------------------

               (i) any self-insurance arrangement by or affecting any Acquired Company, including any reserves established thereunder;

               (ii) any contract or arrangement, other than a policy of insurance, for the transfer or sharing of any risk by any Acquired Company; and

               (iii) all obligations of any Acquired Company to third parties with respect to insurance (including such obligations under leases and service agreements) and identifies the policy under which such coverage is provided.

          (c)  Except as noted on Schedule 3.1.17(c):
                                  ------------------

               (i) All insurance policies to which any Acquired Company is a party or that provide coverage to any Acquired Company, or any director or officer of any Acquired Company:

                     (A)  are valid and outstanding;

                     (B) are issued by an insurer that, to any Acquired Company's Knowledge, is financially sound and reputable;

                     (C) are sufficient for compliance with all Legal Requirements and Applicable Contracts to which any Acquired Company is a party or by which it is bound; and

                     (D) will continue in full force and effect following the consummation of the Contemplated Transactions.

               (ii) No Seller or Acquired Company has received (A) any refusal of coverage or any notice that a defense will be afforded with reservation of rights, or (B) any notice of cancellation or any other indication that any insurance policy is no longer in full force or effect or will not be renewed or that the issuer of any policy is not willing or able to perform its obligations thereunder.

               (iii) The Acquired Companies have paid all premiums due, and have otherwise performed all of their respective obligations, under each policy to which any Acquired Company is a party or that provides coverage to any Acquired Company or any director thereof.

               (iv) The Acquired Companies have given timely notice to the insurer of all existing and Threatened claims that may be insured thereby.

           3.1.18   EMPLOYEES

          (a)  Schedule 3.1.18 contains a complete and accurate list of the
               ---------------
following information for each employee and director of the Acquired Companies, including each employee on leave of absence or layoff status: employer; name; job title; current compensation paid or payable and any change in compensation since December 31, 1999; and vacation accrued. Sellers have previously furnished Buyer with sufficient data to permit the calculation of service credited to employees and directors of each Acquired Company for purposes of vesting and eligibility to participate under any Acquired Company's pension, retirement, profit-sharing, thrift-savings, deferred compensation, stock bonus, stock option, cash bonus, employee stock ownership (including investment credit or payroll stock ownership), severance pay, insurance, medical, welfare, or vacation plan, other Employee Pension Benefit Plan or Employee Welfare Benefit Plan, or any other employee benefit or other Plan or any Director Plan. All such data as furnished to Buyer is complete and accurate in all material respects.

          (b) No employee or director of any Acquired Company is a party to, or is otherwise bound by, any agreement or arrangement, including any confidentiality, noncompetition, or proprietary rights agreement, between such employee or director and any other Person ("Proprietary Rights Agreement") that in any way adversely affects or will affect (i) the performance of his duties as an employee or director of the Acquired Companies, or (ii) the ability of any Acquired Company to conduct its business, or (iii) the ownership of its assets, including any Proprietary Rights Agreement with Sellers or the Acquired Companies by any such employee or director. Except as set forth on Schedule
                                                                   --------
3.1.18 to Sellers' Knowledge, no
------
officer or other key employee of any Acquired Company intends to terminate his employment with such Acquired Company.

          (c)  Schedule 3.1.18 also contains a complete and accurate list of the
               ---------------
following information for each retired employee or director of the Acquired Companies, or his dependents, receiving benefits or scheduled to receive benefits in the future: name, pension benefit, pension option election, retiree medical insurance coverage, retiree life insurance coverage, and other benefits.

          (d)  The payment by Buyer or the Company of the amounts provided in
Section 2.2(f) to G. Waddy Garrett and Robert R. McDonald under their respective Deferred Compensation Agreements as provided in Section 2.2(f) constitutes satisfaction and payment in full of all obligations of the Company under such Deferred Compensation Agreements.

           3.1.19   LABOR RELATIONS; COMPLIANCE

           No Acquired Company has been or is a party to any collective bargaining or other labor Contract. There has not been, there is not presently pending or existing, and to Sellers' Knowledge, there is not Threatened, (a) any strike, slowdown, picketing, work stoppage, or employee grievance process, (b) any Proceeding against or affecting any Acquired Company relating to the alleged violation of any Legal Requirement pertaining to labor relations or employment matters, including any charge or complaint filed by an employee or union with the National Labor Relations Board, the Equal Employment Opportunity Commission, or any comparable Governmental Body, organizational activity, or other labor or employment dispute against or affecting any of the Acquired Companies or their premises, or (c) any application for certification of a collective bargaining agent. To Sellers' Knowledge, no event has occurred or circumstance exists that could provide the basis for any work stoppage or other labor dispute. There is no lockout of any employees by any Acquired Company, and no such action is contemplated by any Acquired Company. The Acquired Companies have complied in all material respects with all Legal Requirements relating to employment, equal employment opportunity, nondiscrimination, immigration, wages, hours, benefits, collective bargaining, the payment of social security and similar taxes, occupational safety and health, and plant closings. No Acquired Company is liable for the payment of any material compensation, damages, Taxes, fines, penalties, or other amounts, however designated, for failure to comply with any of the foregoing Legal Requirements in all material respects.

           3.1.20   INTELLECTUAL PROPERTY

          (a) The term "Intellectual Property Assets", as to each Acquired Company, includes:

               (i) the name of each Acquired Company, all fictional business names, trading names, registered and unregistered trademarks, service marks, and applications;

               (ii) all patents, patent applications, and inventions and discoveries that may be patentable;

               (iii) all copyrights in both published works and unpublished works; and

               (iv) all know-how, trade secrets, confidential information, customer lists, software, technical information, data, process technology, plans, drawings, and blue prints (collectively, "Trade Secrets"); owned, used, or licensed by any Acquired Company as licensee or licensor.

          (b)  Schedule 3.1.20(b) contains a complete and accurate list and sets
               ------------------
forth any royalties paid or received by any Acquired Company, of all Material Contracts relating to the Intellectual Property Assets to which any Acquired Company is a party or by which any Acquired Company is bound. There are no outstanding and, to the Sellers' Knowledge, no Threatened disputes or disagreements with respect to any such agreement.

          (c) The Intellectual Property Assets are all those necessary for the operation of the Acquired Companies' businesses as they are currently conducted. Except as set forth on Schedule 3.1.20(c), one or more of the Acquired Companies
                       ------------------
is the owner of all right, title, and interest in and to each of the Intellectual Property Assets, free and clear of all Encumbrances, or has the right to use without payment to a third party all of the Intellectual Property Assets. To the Sellers' Knowledge, no employee of any Acquired Company has entered into any Contract with anyone other than the Acquired Company that restricts or limits in any way the scope or type of work in which the employee may be engaged or requires the employee to transfer, assign, or disclose information concerning his work to anyone other than the Acquired Company.

          (d) The Acquired Companies have good and valid title and the Acquired Companies have an absolute right to use the Trade Secrets. The Trade Secrets are not in the public domain or part of the public literature, and, to the Sellers' Knowledge, have not been used, divulged, or appropriated either for the benefit of any Person (other than the Acquired Companies) or to the detriment of the Acquired Companies. To the Sellers' Knowledge, no Trade Secret is subject to any adverse claim or has been challenged or threatened in any way.

           3.1.21   CERTAIN PAYMENTS

          (a) No Acquired Company nor any director, officer, agent, or employee of any Acquired Company, or any other Person associated with or acting for or on behalf of any Acquired Company, has directly or indirectly (a) made in violation of any Legal Requirement any contribution, gift, bribe, rebate, payoff, influence payment, kickback, or other payment to any Person, private or public, regardless of form, whether in money, property, or services (i) to obtain favorable treatment in securing business, (ii) to pay for favorable treatment for business secured, or (iii) to obtain special concessions or for special concessions already obtained, for or in respect of any Acquired Company, or (b) established or maintained any fund or asset that has not been recorded in the books and records of the Acquired Company.

           3.1.22   DISCLOSURE

           No representation or warranty of the Sellers or of any Acquired Company in this Agreement and no statement in any Schedule omits to state a material fact necessary to make the statements herein or therein, in light of the circumstances in which they were made, not misleading. There does not exist any item or matter involving the internal operations or conditions of any of the Acquired Companies of a material nature that has either not been disclosed to Buyer in this Agreement, the Schedules attached hereto or any other information furnished to Buyer in connection with the Contemplated Transactions or has been disclosed in a manner that is intended to or is likely to mislead Buyer, the result of which could have a material adverse effect on the business, operations, financial condition or prospects of the Acquired Companies.

           3.1.23   RELATIONSHIPS WITH RELATED PERSONS

           Except as set forth in Schedule 3.1.23, no Related Person of any
                                  ---------------
Seller or Acquired Company has any interest in any property (whether real, personal, or mixed and whether tangible or intangible), used in or pertaining to any Acquired Company's business. Except as set forth in Schedule 3.1.23, no
                                                         ---------------
Related Person of any Seller or Acquired Company owns or has since December 31, 1997, owned (of record or as a beneficial owner) an equity interest or any other financial or profit interest in, a Person that has (a) had business dealings or a material financial interest in any transaction with any Acquired Company, or
(b) engaged in competition with any Acquired Company with respect to any line of services of any Acquired Company (a "Competing Business") , other than for non-material interests in a publicly traded company, in any market presently served by any Acquired Company. Except as set forth in Schedule 3.1.23, no Related
                                                ---------------
Person of any Seller or Acquired Company is a party to any Material Contract with, or has any claim or right against, any Seller or Acquired Company. Except as set forth in Schedule 3.1.23, no Related Person of any Seller or Acquired
                ---------------
Company has any outstanding loans from any Acquired Company (other than travel and expense advances which do not exceed $1,000 in the aggregate).

           3.1.24   BROKERS OR FINDERS

           None of the Acquired Companies or Sellers has incurred any obligation or liability, contingent or otherwise, for brokerage or finders' fees or agents' commissions or other similar payment in connection with this Agreement, except pursuant to an arrangement with Harris Williams & Co., for which Sellers shall be solely responsible, and whose fees, expenses and other charges shall be paid by Sellers.

           3.1.25   ENVIRONMENTAL MATTERS

           Except as set forth in Schedule 3.1.25:
                                  ---------------

          (a) Each Acquired Company is, and at all times since January 1, 1995 has been, in full compliance with, and has not been and is not in violation of or liable under, any Environmental Laws or any Occupational Safety and Health Laws. No Seller or Acquired Company has any basis to expect, nor has any of them or any other Person for whose conduct they are or may be held to be responsible received, any actual or Threatened Order, notice, or other communication from
(i) any Governmental Body or private citizen acting in the public or a private interest, or (ii) the current or prior owner or operator of any Facilities, of any actual or potential violation or failure to comply with any Environmental Laws or any Occupational Safety and Health Laws, or of any actual or Threatened obligation to undertake or bear the cost of any Environmental, Health, and Safety Liabilities with respect to any of the Facilities or any other properties or assets (whether real, personal, or mixed) in which Sellers or any Acquired Company has had an interest, or with respect to any offsite property or facility to which any of the Sellers or Acquired Companies sent or caused to be sent Hazardous Materials for treatment, storage or disposal that could reasonably be expected to cause any of the Sellers or Acquired Companies to have any Environmental Health and Safety Liability.

          (b) There are no pending or Threatened claims, Encumbrances, or other restrictions of any nature, resulting from any Environmental, Health, and Safety Liabilities or arising under or pursuant to any Environmental Laws or Occupational Safety and Health Laws, with respect to or affecting the Company, any of the Facilities or any other properties and assets (whether real, personal, or mixed) in which Sellers or any Acquired Company has or had an interest, that could reasonably be expected to cause any of the Sellers or Acquired Companies to have any Environmental Health and Safety Liability.

          (c) No Seller or Acquired Company has any basis to expect, nor has any of them or any other Person for whose conduct they are or may be held responsible, received, any citation, directive, inquiry, notice, Order, summons, warning, or other communication that relates to Hazardous Activity, Hazardous Materials, or any alleged, actual, or potential violation or failure to comply with any Environmental Laws or Occupational Safety and Health Laws, or of any alleged, actual, or potential obligation to undertake or bear the cost of any Environmental, Health, and Safety Liabilities with respect to any of the Facilities or any other properties or assets (whether real, personal, or mixed) in which Sellers or any Acquired Company had an interest, or with respect to any off-site property or facility to which any of the Sellers or Acquired Companies sent or caused to be sent Hazardous Materials for treatment, storage, or disposal.

          (d) No Seller or Acquired Company, or any other Person for whose conduct they are or may be held responsible, has any Environmental, Health, and Safety Liabilities with respect to the Facilities or with respect to any other properties and assets (whether real, personal, or mixed) in which Sellers or any Acquired Company (or any predecessor), has or had an interest, or at any property hydrologically adjoining the Facilities or any such other property or assets.

          (e) There are no Hazardous Materials present on or in the Environment at the Facilities or any adjoining property, including any Hazardous Materials contained in barrels, above or underground storage tanks, landfills, land deposits, dumps, equipment (whether moveable or fixed) or other containers, either temporary or permanent, or deposited or located in land, water, sumps, or any other part of the Facilities or such adjoining property, or incorporated into any structure therein or thereon. No Seller, Acquired Company, any other Person for whose conduct they are or may be held responsible, or any other Person, has permitted or conducted, or is aware of, any Hazardous Activity conducted with respect to the Facilities or any other properties or assets (whether real, personal, or mixed) in which Sellers or any Acquired Company has or had an interest, that could reasonably be expected to cause any of the Sellers or Acquired Companies to have any Environmental Health and Safety Liability.

          (f) There has been no Release or Threatened Release, of any Hazardous Materials at, from or to the Facilities or at any other locations where any Hazardous Materials were generated, manufactured, refined, transferred, produced, imported, used, or processed from or by the Facilities, or from or by any other properties and assets (whether real, personal, or mixed) in which Sellers or any Acquired Company has or had an interest, or any adjoining property, whether by Sellers, any Acquired Company, or any other Person.

          (g) Sellers have made available to Buyer true and complete copies and results of any written communications, reports, studies, analyses, tests, or monitoring possessed or initiated by Sellers or any Acquired Company pertaining to Hazardous Materials or Hazardous Activities in, on, or under the Facilities, or concerning compliance by Sellers, any Acquired Company, or any other Person for whose conduct they are or may be held responsible, with Environmental Laws or Occupational Safety and Health Laws.

           3.1.26   PRODUCT COMPLIANCE

          (a) To the Knowledge of Sellers, the labeling of all products currently being sold by the Acquired Companies (the "Products") is in full compliance with all Legal Requirements with respect to product labeling.

          (b) No promotional or advertising materials relating to any of the Products make claims inconsistent with the label of any of the Products.

          (c) The Acquired Companies have complied in all material respects with all Legal Requirements applicable to the manufactured, advertising, sale and delivery of the Products.

          (d) No inventory is subject to any stop sale, use or removal order under any Legal Requirement.

          (e) All manufacturing processes used by the Acquired Companies to produce the Products are in material compliance with all Legal Requirements applicable to the Products. If applicable, all requisite Governmental Bodies have been notified of any change in any such manufacturing process and have cleared any such change in accordance with their rules and regulations.

          (f) Seller has in its possession all raw data supporting the registration of the Products required to be maintained by all applicable Legal Requirements.

          (g) All relevant representations and warranties which the Acquired Companies have made to any Governmental Body with respect to the Products and which are in effect as of the date hereof are herein adopted in all material respects as part of this Agreement and Sellers hereby confirm to the Buyer that such representations and warranties are true and correct in all material respects as of the date hereof.

           3.1.27   PRODUCT WARRANTIES

          Except as set forth in Schedule 3.1.27 and for warranties under
                                 ---------------
applicable Legal Requirements, (a) there are no warranties express or implied, written or oral, with respect to the Products and (b) there are no pending or, to the Knowledge of any Seller, Threatened claims with respect to any such warranty, except for any such pending or Threatened claims which would not result in a material adverse change in the business, financial condition, operations or prospects of any Acquired Company. Schedule 3.1.27 contains a
                                                 ---------------
complete and accurate description of each Acquired Company's standard terms and conditions of sale.

           3.1.28   TERRITORIAL RESTRICTIONS

          Except as set forth on Schedule 3.1.28, no Acquired Company is
                                 ---------------
restricted by any written agreement or understanding with any other Person from carrying on its business anywhere in the world. Buyer, solely as a result of its purchase of the Shares from Sellers pursuant hereto, will not thereby become restricted in carrying on the business of the Acquired Companies anywhere in the world.

           3.1.29   SUBSTANTIAL CUSTOMERS AND SUPPLIERS

          (a)  Schedule 3.1.29(a)(i) lists the top fifteen (15) customers of the
               ---------------------
Acquired Companies, by dollar volume and shows dollar volumes and percentage of total dollar volumes during the twelve-month periods ending December 31, 1998 and December 31, 1999. Schedule 3.1.29(a)(ii) sets for the total amount of trade
                       ----------------------
promotion spending for all customers, in the aggregate, (including all customer allowances and performance-based promotion spending).

          (b)  Except as disclosed in Schedule 3.1.29(b), since December 31,
                                      ------------------
1999 no duly authorized representative of any customer listed in Schedule
                                                                 --------
3.1.29(a)(i):
------------

               (i) has cancelled or otherwise terminated, or to the Knowledge of any Seller or Acquired Company, Threatened to cancel or otherwise terminate, in any material respect, its relationship with any Acquired Company; or

               (ii) has decreased materially, or to the Knowledge of any Seller or any Acquired Company, Threatened to decrease or limit materially, its volume of business with any Acquired Company, or materially adversely modified any other terms or conditions of sale.

          (c)  Schedule 3.1.29(c) lists the ten (10) suppliers of the Acquired
               ------------------
Companies that were paid the greatest amount for Products and services supplied to the Acquired Company during the twelve-month period ending December 31, 1999, and the approximate aggregate amount the Acquired Companies paid to each such supplier during each such period and the Product(s) or service(s) purchased from each supplier during each such period.

          (d)  Except as disclosed on Schedule 3.1.29(d), since December 31,
                                      ------------------
1999 no duly authorized representative of any supplier listed on Schedule
                                                                 --------
3.1.29(c):
---------

               (i) has increased materially, or to the Knowledge of any Seller or any Acquired Company, Threatened to increase materially, the prices charged to any Acquired Company for such Products and services; or

               (ii) has decreased materially, or to the Knowledge of any Seller or any Acquired Company has Threatened to decrease materially, its volume or business with any Acquired Company, or materially adversely modified any other terms or conditions of sale.

           3.1.30   TRADE INVENTORIES

          During the twelve months preceding the Closing Date, the Acquired Companies have operated their businesses in the Ordinary Course of Business with respect to trade inventories and have not taken any action designed to or which would have the effect of (i) causing trade inventories to exceed historical levels, in any material respect, or (ii) inducing customers to defer making product returns or claims for refunds after the Closing Date.

           3.1.31 EXCLUDED ASSETS; PAYMENT OF CERTAIN INDEBTEDNESS; ACQUISITION OF MINORITY INTERESTS

          (a) The Acquired Companies have distributed the Excluded Assets to the Sellers, including any and all Encumbrances associated therewith and have redeemed the Redemption Shares as contemplated in Section 2.1(b).

          (b) All indebtedness owed to any Acquired Company as of the Closing Date by any Seller or any Related Person of any Seller shall have been paid in full or distributed to Sellers as an Excluded Asset at or prior to the Closing.

          (c) All shares of the outstanding capital stock of Plant Food Products, Incorporated, a Virginia corporation, owned beneficially or of record by any Person other than the Company have been redeemed by Plant Foods Products, Incorporated for an aggregate redemption price of $641,847.00.

          (d) The Company has made payments ("Separation Payments") to the employees listed on Schedule 3.1.31(d), in the respective amounts set forth
                    ------------------
therein, aggregating $521,058.00, pursuant to separation and waiver agreements between the Company and such employees in the form attached as Annex A to
                                                               -------
Schedule 3.31.(d) ("Separation Agreements"), such payments having been made in
-----------------
lieu of severance and all other obligations of any Acquired Company to such employees relating to their employment.

          3.2    SELLERS' SEPARATE REPRESENTATIONS AND WARRANTIES

           3.2.1 SELLERS' REPRESENTATIONS AND WARRANTIES

           Each of the Sellers hereby severally, and not jointly, represents and warrants to Buyer as to himself and the Shares owned by him:

          (a) that (i) he has the absolute and unrestricted power, authority and capacity to execute, deliver, and perform this Agreement and the Seller's Closing Documents and to endorse and deliver the certificates representing the Shares owned by him (the "Individual Shares"); (ii) this Agreement has, and the certificates representing the Individual Shares (or stock powers) have been, duly executed or endorsed and delivered by him; (iii) this Agreement constitutes, and each of such Seller's Closing Documents, upon execution and delivery by such Seller at the Closing, will constitute his valid and binding obligation enforceable against him in accordance with its terms, except as such enforcement may be limited by (A) bankruptcy, insolvency or any other laws affecting creditor's rights generally, or (B) limitations on the availability of equitable remedies; and (iv) upon the payment for the Individual Shares pursuant to this Agreement, Buyer will acquire good and marketable title to and become the legal and beneficial owner of the Individual Shares, free and clear of all Encumbrances; and

          (b) that the execution, delivery, and performance of this Agreement and of the Seller's Closing Documents, the endorsement and delivery of the certificates representing the Individual Shares, and the consummation of the Contemplated Transactions by him will not, with or without the giving of notice or the passage of time or both (i) violate any Legal Requirement, currently in effect, applicable to him; (ii) violate any Order applicable to him; or (iii) result in a breach or default under any Contract to which he is a party or by which he is bound.

          3.3    EXCLUSIVITY OF REPRESENTATIONS

           3.3.1 NO OTHER REPRESENTATIONS.

          Except for the representations and warranties contained in this
Article III (including the Schedules and disclosures made thereon), no Seller makes any express or implied representation or warranty, and Sellers disclaim any such express or implied representation or warranty, whether by the Company or any of its Representatives or any other Person, with respect to the execution and delivery of this Agreement or the consummation of the Contemplated Transactions or the Shares or the business or assets of the Acquired Companies, notwithstanding the delivery or disclosure to Buyer or any of its Representatives or any other Person of any documentation or other information with respect to the foregoing.

          ARTICLE 4.  REPRESENTATIONS AND WARRANTIES OF BUYER

           Buyer represents and warrants to Sellers as follows:

          4.1    ORGANIZATION AND GOOD STANDING

          Buyer is a limited liability company duly organized, validly existing, and in good standing under the laws of the State of Delaware.

          4.2    AUTHORITY; NO CONFLICT; COMPETING BUSINESS

          (a) This Agreement has been duly executed and delivered by Buyer. This Agreement constitutes a legal, valid, and binding obligation of Buyer, enforceable against Buyer in accordance with its terms. Buyer has the absolute and unrestricted right, power, and authority to execute and deliver this Agreement and the Buyer Closing Documents and to perform its obligations hereunder and thereunder and to consummate the Contemplated Transactions. The entry into this Agreement and the consummation of the Contemplated Transactions have been duly authorized by all necessary action on the part of Buyer.

          (b)    Except as set forth on Schedule 4.2, neither the execution and
                                        ------------
delivery of this Agreement by Buyer nor the consummation or performance of any of the Contemplated Transactions by Buyer will directly or indirectly, with or without notice or lapse of time or both, contravene, conflict with or result in a violation of or give any Person or Governmental Body the right to prevent, delay, or otherwise interfere with any of the Contemplated Transactions pursuant to:

                 (i)   any provision of Buyer's Organizational Documents;

                 (ii) any resolution adopted by the board of directors or the stockholders of Buyer;

                 (iii) any Legal Requirement or Order to which Buyer may be subject; or

                 (iv) any Contract to which Buyer is a party or by which Buyer may be bound.

          (c)    Except as set forth in Schedule 4.2, Buyer is not and will not
                                        ------------
be required to give any notice or to obtain any Consent from any Person in connection with the execution and delivery of this Agreement or the consummation or performance of any of the Contemplated Transactions.

          4.3    CERTAIN PROCEEDINGS

          There is no Order and no pending Proceeding has been commenced against Buyer, that challenges, or may have the effect of preventing, delaying, making illegal, or otherwise interfering with, any of the Contemplated Transactions.
To Buyer's knowledge, no such Proceeding has been Threatened.

          4.4    BROKERS OR FINDERS

          Buyer and its officers, directors or shareholders have incurred no obligation or liability, contingent or otherwise, for brokerage or finders' fees or agents' commissions or other similar payment in connection with this Agreement.

          4.5    INVESTMENT REPRESENTATION

          Buyer is acquiring the Shares for investment and not with a view to their sale or distribution other than in a sale or distribution which is registered under applicable securities laws or is exempt from such registration, and will accept certificates for the Shares with a legend thereon indicating this fact.

          ARTICLE 5.  ADDITIONAL AGREEMENTS

          5.1    BOOKS AND RECORDS

          Buyer shall, and shall cause the Acquired Companies to, retain all of the books and records of the Acquired Companies existing as of the Closing Date that relate to Taxes for a period of seven (7) years after the Closing Date or such longer time as may be required by law and shall make such books and records (or copies thereof) available to Sellers or their Representatives, at reasonable times and upon reasonable notice, after the Closing Date to the extent reasonably required by Sellers.

          5.2    EMPLOYEE MATTERS

          Buyer will permit each Acquired Company employee who remains employed by an Acquired Company after the Closing to participate, on the same basis that Buyer's employees participate, in the employee benefit plans and programs regularly made available to the employees of Buyer and its Subsidiaries who hold similar positions. Buyer will treat service with an Acquired Company by any Acquired Company employee prior to the Closing as service with a Subsidiary of Buyer for purposes of eligibility and vesting (but not for purposes of accrual of benefits under) such plans and programs. The accrual of benefits by Acquired Company employees under plans and programs covering employees of Buyer and its Subsidiaries shall be based solely on their service with the Acquired Company after the Closing.

          5.3    COBRA OBLIGATIONS

          After the Closing each Acquired Company shall continue to be liable (to the same extent as they were liable on the Closing Date) for all of such Acquired Company's group health plan continuations of coverage obligations under
Section 4980B of the IRC and Sections 601 through 609 of ERISA for all persons receiving or entitled to receive such coverage under such Acquired Company's group health plans prior to the Closing or as a result of the Contemplated Transactions, including those persons who are "M&A qualified beneficiaries" (within the meaning of Proposed Treasury Regulation Section 54.4980B-9, Q&A-4(b)).

          5.4    CERTAIN OBLIGATIONS OF SELLERS

          (a) The parties intend that the Sellers' transfer of the Redemption Shares to the Company in exchange for the Excluded Assets as set forth on
Schedule 2.1(b) qualify as a transaction described in IRC Section 302(b)(3), and
---------------
the parties agree to report such transaction for federal and state income tax purposes in accordance with Schedule 2.1(b) and in a manner wholly consistent with the parties' intent. In the event that the Company shall incur any Tax in excess of $30,000.00 in the aggregate as a result of its acquisition of the Redemption Shares or distribution of the Excluded Assets, Sellers shall pay the Company the full amount of such excess Tax, plus any penalties and interest levied in connection therewith.

          (b) In the event that pursuant to the Separation Agreements executed by the Company and certain employees as described in Section 3.1.31(d), any of such employees elects to revoke such Separation Agreement within the revocation period provided for therein, G. Waddy Garrett shall reimburse the Company for the amount of the Separation Payment made to such revoking employee to the extent not recovered by the Company directly from such employee upon receipt of such employee's notice of revocation.

          5.5  REPURCHASE OF UNCOLLECTED ACCOUNTS RECEIVABLE

          G. Waddy Garrett shall repurchase from Buyer all Accounts Receivable listed on Schedule 3.1.8 as "Accounts Receivable Not Collectible on or prior to
          --------------
December 31, 2000" that shall remain uncollected as of December 31, 2000 for the full face amount thereof, such amount to be paid to Buyer by wire transfer of immediately available funds within three (3) Business Days after G. Waddy Garrett's receipt at any time on or after January 6, 2001 of a written notice from Buyer listing such uncollected Accounts Receivable and demanding payment of the aggregate face value thereof pursuant to this Section 5.5; provided that Buyer shall, during the period from the Closing Date through December 31, 2000, use its best commercial efforts to collect such Accounts Receivable consistent with its own collection and credit practices and that all partial payments received on any such Accounts Receivable shall be applied first against the amounts thereof that have been past due for the longest time.

          5.6  KNOWLEDGE OF BREACH

          Each party hereto, in entering into this Agreement and performing at the Closing, agrees and acknowledges that it shall not be entitled to rely on the accuracy and completeness of any representation or warranty of any other party, including any matter set forth in any Schedule hereto, and shall not be entitled under Article 8 to assert a Claim for Damages for Breach thereof, if and to the extent that it shall have discovered any fact contrary to such representation or warranty during its due diligence investigation or otherwise and shall not have given to the parties (or in the case of Sellers, to G. Waddy Garrett) notice thereof prior to the Closing Date.

          ARTICLE 6.  CONDITIONS PRECEDENT TO BUYER'S OBLIGATION TO CLOSE

          6.1  ACQUISITION OF PARTNERSHIP INTEREST

          Buyer shall have acquired and shall be the record and beneficial owner, free and clear of any and all Encumbrances, of the partnership interest owned by G. Waddy Garrett in Petersburg Agri-Terminal Associates, a Virginia general partnership (the "Partnership Interest") owned approximately 91% by G. Waddy Garrett and approximately 9% by the Company or another of the Acquired Companies (the "Partnership"), pursuant to a Purchase Agreement between Buyer and Garrett of even date herewith (the "Purchase Agreement").

          ARTICLE 7.  CONDITIONS PRECEDENT TO SELLERS' OBLIGATION TO CLOSE

          7.1  ACQUISITION OF PARTNERSHIP INTEREST

          Buyer shall have acquired and shall be the record and beneficial owner, free and clear of any and all Encumbrances, of the Partnership Interest pursuant to the Purchase Agreement.

          ARTICLE 8.  INDEMNIFICATION; REMEDIES

          8.1  SURVIVAL

          All representations, warranties, covenants, and obligations in this Agreement, the Schedules and any other certificate delivered pursuant to this Agreement will survive the Closing in accordance with the provisions of Section 8.4.

          8.2  INDEMNIFICATION AND PAYMENT OF DAMAGES BY THE SELLERS

          Subject to the provisions of Section 8.5 below, the Sellers, jointly and severally, up to the amount of the Indemnity Escrow, will indemnify and hold harmless Buyer, and its stockholders, Control Persons, and affiliates and their respective permitted assigns (collectively, the "Buyer Indemnified Persons") for, and will pay to Buyer Indemnified Persons the amount of, any loss, liability, claim, damage (excluding incidental or consequential damages or damages for lost profits), expense (including reasonable costs of investigation and defense and reasonable attorneys' fees), whether or not involving a third-party claim (collectively, "Damages"), actually suffered or incurred by such Buyer Indemnified Person arising from or in connection with:

          (a) any Breach of any representation or warranty made by any Seller in this Agreement or the Schedules hereto delivered by any Seller pursuant to this Agreement;

          (b) any Breach by any Seller of any covenant or obligation of any Seller in this Agreement;

          (c) any product sold or shipped by, or any services provided, by any Acquired Company prior to the Closing Date;

          (d) the Breach by Sellers of any of their respective obligations under Section 5.4;

          (e) (i) any Taxes (accrued or unaccrued) as of February 29, 2000 (other than those described in Section 5.4(a)) in excess of the reserves for Taxes set forth on the Closing Balance Sheet owed by any Acquired Company or any of the Sellers in respect of any Acquired Company's operations prior to the date of the Closing Balance Sheet; and (ii) any Breach of any of the representations made in Sections 3.1.3 or 3.2.1(a)(iv) hereof (but only to the extent related to the Company's ownership of its Subsidiaries or Sellers' title to the Shares); or

          (f) any breach by GWG Financial LLC or by G. Waddy Garrett, as guarantor, of their respective obligations under the Environmental Obligations Agreement; and any claim by any Person for brokerage or finder's fees or commissions or similar payments based upon any agreement or understanding alleged to have been made by any such Person with any Seller or any Acquired Company (or any Person acting on their behalf) in connection with any of the Contemplated Transactions;

          8.3  INDEMNIFICATION AND PAYMENT OF DAMAGES BY BUYER

          Buyer will indemnify and hold harmless the Sellers and their respective heirs, executors, successors, legal representatives and permitted assigns (collectively, the "Company Indemnified Persons") for, and will pay to the Company Indemnified Persons the amount of any Damages arising from or in connection with (a) any Breach of any representation or warranty made by Buyer in this Agreement or in any certificate delivered by Buyer pursuant to this Agreement, (b) any Breach by Buyer of any covenant or obligation of Buyer in this Agreement, (c) any claim by any Person for brokerage or finder's fees or commissions or similar payments based upon any agreement or understanding alleged to have been made by such Person with Buyer (or any Person acting on its behalf) in connection with any of the Contemplated Transactions; or (d) Buyer and/or the Acquired Companies conducting the Acquired Companies' business after the Closing except that (i) such Damages arise from or in connection with any actions taken by G. Waddy Garrett after the Closing Date in the name or purportedly on behalf of any of the Acquired Companies outside the scope of his authority or duties under the Consulting Agreement; and (ii) such Damages shall be reduced to the extent that they are directly attributable to the operation of such business prior to Closing.

          8.4  TIME LIMITATIONS

          The Sellers will have no liability for indemnification with respect to any representation or warranty made by it herein (other than those in Sections 3.2.1(a)(iv) or 3.1.3 relating to Sellers' title to the Shares or the Company's ownership of its Subsidiaries, respectively, and in Section 3.1.10, subject in each case to the provisions of Section 8.5), unless on or before the last day of the eighteenth (18/th/) month following the Closing Date, the Buyer Indemnified Person notifies the Sellers in writing of a Claim (as hereinafter defined) specifying the factual basis of that Claim in reasonable detail to the extent then known by such Buyer Indemnified Person. Buyer will have no liability (for indemnification or otherwise) with respect to any such representation or warranty made by it herein unless on or before the last day of the eighteenth (18/th/) month following the Closing Date, the Company Indemnified Person notifies Buyer in writing of a Claim specifying the factual basis of that Claim in reasonable detail to the extent then known by such Company Indemnified Person. A Claim with respect to Section 3.2.1(a)(iv) (relating only to Seller's title to the Shares) or Section 3.1.3 (relating only to the Company's ownership of its Subsidiaries) or Section 3.1.10 may be made at any time prior to the expiration of any statute of limitations applicable to the actions or causes of action which are attributable to the matters discussed in such Sections.

          8.5  LIMITATIONS ON AMOUNT - AND THE SELLERS

          (a) The Sellers will not have any liability for indemnification with respect to the matters described in clause (a), clause (b) or clause (c) of
Section 8.2 (other than matters that are also described in other clauses of Section 8.2 ) unless the aggregate of all Damages with respect thereto for which Sellers would, but for this Section 8.5 (a), be liable, exceeds on a cumulative basis the sum of Seventy-Five Thousand Dollars ($75,000) (the "Cumulative Basket"), and then only to the extent of such excess; and no such matter individually which involves Damages in an amount less than Five Thousand Dollars ($5,000) (the "Individual Basket") shall be included in determining whether the Cumulative Basket amount has been reached. The Sellers will not have any liability for indemnification with respect to the matters described in clause
(e)(i) of Section 8.2 unless the aggregate of all Damages for which any Acquired Company would but for this Section 8.5(a) be liable, exceeds on a cumulative basis the sum of Ten Thousand Dollars ($10,000.00), and only to the extent of such excess. For purposes of this Section 8.5(a), Damages shall be calculated after taking into account any tax benefits and tax costs (including tax costs resulting from reduction in basis, and resulting reduction in depreciation and amortization, and increase in taxable gain recognized on a sale) realized by, and insurance proceeds paid to, Buyer (net of any related cost incurred by it due to retrospective premium adjustments, experience based premium adjustments and indemnification obligations), the Buyer Indemnified Persons or the Acquired Companies.

          (b) The sole source of payment of any indemnification obligations of Sellers with respect to Section 8.2(a), (b) and (c) of this Agreement shall be the Indemnity Escrow, and Buyer agrees that the payment of any claim made by any Buyer Indemnified Person with respect to such clauses, for whatever reason, shall be limited to, and shall only be made from, the Indemnity Escrow. If any indemnification obligation arises as a result of Damages resulting from a Breach of Section 3.1.3 (to the extent relating to ownership by the Company of its Subsidiaries), Section 3.1.10 or Section 5.4 hereof and if the amount of such Damages exceeds the balance (if any) available in the Indemnity Escrow therefor,
G. Waddy Garrett shall be solely liable for the amount of Damages resulting from such Breach in excess of such Indemnity Escrow balance, but in no event shall such liability for indemnification exceed the portion of the Purchase Price hereunder actually received by G. Waddy Garrett (net of his prorated share in the Indemnity Escrow) and no other Seller shall have any liability whatsoever for any such excess Damages. If any indemnification obligation arises as a result of Damages resulting from a Breach of Section 3.2.1 (a)(iv) hereof and if the amount of such Damages exceeds the balance (if any) available in the Indemnity Escrow therefor, the Breaching Seller shall be solely liable for the amount of Damages resulting from such Breach in excess of such Indemnity Escrow balance, but in no event shall such liability for indemnification exceed the portion of the Purchase Price hereunder actually received by such Seller (net of his prorated share in the Indemnity Escrow) and no other Seller shall have any liability whatsoever for any such excess Damages.

          (c) The limitations of this Section 8.5 will not apply to the extent any liability for Damages arises due to fraud on the part of any Seller, in which case the Seller or Sellers committing such fraud shall be solely liable for all Damages with respect to such Breaches.

          8.6  LIMITATIONS ON AMOUNT - BUYER

          Buyer will have no liability for indemnification with respect to the matters described in clause (a) clause (b) or clause (d) of Section 8.3 (other than matters that are also described in other clauses of Section 8.3) unless the aggregate of all Damages for which Buyer would, but for this Section 8.6, be liable exceeds on a cumulative basis the Cumulative Basket amount, and then only to the extent of such excess; and no such matter individually which involves Damages in an amount less than the Individual Basket amount shall be included in determining whether the Cumulative Basket amount has been reached. However, the limitations set forth in this Section 8.6 will not apply to the extent any liability for Damages arises due to fraud on the part of Buyer, and Buyer will be liable for all Damages with respect to such Breaches. For purposes of this
Section 8.6, Damages shall be calculated after taking into account any tax benefits and tax costs (including tax costs resulting from reduction in basis, and resulting reduction in depreciation and amortization, and increase in taxable gain recognized on a sale) realized by, and insurance proceeds paid to, Seller (net of any related cost incurred by it due to retrospective premium adjustments, experience based premium adjustments and indemnification obligations), the Seller Indemnified Persons.

          8.7  PROCEDURE FOR INDEMNIFICATION--THIRD PARTY CLAIMS

          (a) Promptly after receipt by an indemnified party under Section 8.2 or 8.3 of notice of the assertion of a claim or of the commencement of any Proceeding against it (a "Claim"), such indemnified party will, if a Claim is to be made against an indemnifying party under such Section, give notice to the indemnifying party of the commencement of such Claim, but the failure to notify the indemnifying party will not relieve the indemnifying party of any liability that it may have to any indemnified party, except to the extent that the indemnifying party demonstrates that the defense of such action is prejudiced by the indemnified party's failure to give such notice. The indemnified party shall deliver to the indemnifying party, within five Business Days after the indemnified party's receipt thereof, copies of all notices and documents (including court papers) received by the indemnified party relating to the Claim.

          (b) If any Claim referred to in Section 8.7(a) is asserted or brought against an indemnified party and it gives notice to the indemnifying party of the Claim, the indemnifying party will be entitled to participate in the defense of the Claim and, to the extent that it wishes, exercisable by written notice to the indemnified party within 10 Business Days of receipt of notice from the indemnified party of a Claim (unless (i) the indemnifying party is also a party to a Proceeding involving a Claim and the indemnified party determines in good faith that joint representation would be inappropriate, or (ii) the indemnifying party fails to provide reasonable assurance to the indemnified party of its financial capacity to defend such Claim and provide indemnification with respect to such Claim), to assume the defense of such Claim with counsel reasonably satisfactory to the indemnified party and, after such notice from the indemnifying party to the indemnified party of its election to assume the defense of such Claim, the indemnifying party will not, as long as it diligently conducts such defense, be liable to the indemnified party under this Article 8 for any fees of other counsel or any other expenses with respect to the defense of such Claim, in each case subsequently incurred by the indemnified party in connection with the defense of such Claim, other than reasonable costs of investigation or if the indemnified party has assumed the defense as provided in Section 8.7(c). In any event, the indemnifying party shall have the right to participate in the defense of the Claim. If the indemnifying party assumes the defense of a Claim, (i) it will be conclusively established for purposes of this Agreement that the claims made in that Claim are within the scope of and subject to indemnification; (ii) no compromise or settlement of such Claims may be effected by the indemnifying party without the indemnified party's consent (which shall not be unreasonably withheld) unless (A) there is no finding or admission of any violation of Legal Requirements or any violation of the rights of any Person and no effect on any other claims that may be made against the indemnified party, and (B) the sole relief provided is monetary damages that are paid in full by the indemnifying party; and (iii) the indemnified party will have no liability with respect to any compromise or settlement of such claims effected without its consent (which shall not be unreasonably withheld). If notice is given to an indemnifying party of the assertion of or commencement of any Proceeding involving a Claim and the indemnifying party does not, within ten Business Days after the indemnified party's notice is given, give notice to the indemnified party of its election to assume the defense of such Claim, the indemnified party shall have the right to undertake the defense of such claim on behalf of the indemnifying party. The indemnifying party will not be bound by any determination made in such Proceeding or any compromise or settlement effected without the consent of the indemnifying party (which shall not be unreasonably withheld).

          (c) Notwithstanding the foregoing, if an indemnified party determines in good faith that there is a reasonable probability that a Claim may adversely affect it or its affiliates other than as a result of monetary damages for which it would be entitled to indemnification under this Agreement, the indemnified party may, by notice to the indemnifying party, assume the exclusive right to defend, compromise, or settle such Claim but the indemnifying party will not be bound by any determination of a Claim so defended or any compromise or settlement effected without its consent (which may not be unreasonably withheld).

          8.8  PROCEDURE FOR INDEMNIFICATION--OTHER CLAIMS

          A Claim for indemnification for any matter not based upon a claim asserted or Proceeding commenced by a third-party may be asserted by notice to the party from whom indemnification is sought in accordance with the provisions of Section 8.4, and by following the procedures set forth in this Agreement and the Indemnity Escrow Agreement.

          8.9  CLAIM AGAINST ESCROW; EXCLUSIVE REMEDY

          (a) Any Buyer Indemnified Person may make a Claim against the Indemnity Escrow in any amount to which it may be entitled under this Article 8. The indemnification provided in this Article 8 shall constitute the exclusive remedy for Breach of the representations and warranties in this Agreement, regardless of whether any claims or causes of action asserted with respect to such matters are brought in contract, tort or any other legal theory whatsoever; provided, however, that only in the case of fraud, the indemnification provisions in this Article 8 are in addition to, and not in derogation of, any statutory, equitable or common law remedy any party may have for a Breach of representation or warranty. All indemnification payments under this Article 8 shall be treated by the parties as adjustments to the Purchase Price hereunder.

          (b) Notwithstanding any other provision of this Agreement, neither Sellers nor Buyer shall be liable under this Article 8 for an amount to the extent, if any, that any Breach giving rise to such Damages results from a failure on the part of any Seller Indemnified Person or Buyer Indemnified Person, as the case may be, to exercise good faith in not jeopardizing or prejudicing the interest of Buyer or Sellers.

          ARTICLE 9.  GENERAL PROVISIONS

          9.1  EXPENSES

          Each of the parties hereto will bear the expenses incurred by them in connection with the preparation, execution, and performance of this Agreement and the Contemplated Transactions, including all fees and expenses of agents, representatives, counsel, and accountants. Buyer shall pay all sales, transfer, use, documentary stamp and other similar Taxes with respect to the Contemplated Transactions.

          9.2  PUBLIC ANNOUNCEMENTS

          No public announcement or similar publicity with respect to this Agreement or the Contemplated Transactions shall include any of the pricing or other substantive terms hereof unless otherwise required by Legal Requirements.

          9.3  CONFIDENTIALITY

          Buyer and Sellers will maintain in confidence, and will cause the directors, officers, employees, agents, and advisors of Buyer and the Company to maintain in confidence, and not use to the detriment of another party or the Company any written, oral, or other information obtained in confidence from another party or the Company in connection with this Agreement or the Contemplated Transactions, unless (a) such information is already known to such party or to others not bound by a duty of confidentiality or such information becomes publicly available through no fault of such party, (b) the use of such information is necessary or appropriate in making any filing or obtaining any consent or approval required for the consummation of the Contemplated Transactions, or (c) the furnishing or use of such information is required by legal proceedings.

          9.4  NOTICES

          All notices, consents, waivers, and other communications under this Agreement must be in writing and will be deemed to have been duly given when (a) delivered by hand (with written confirmation of receipt), (b) sent by telecopier (with written confirmation of receipt), provided that a copy is mailed by registered mail, return receipt requested, or (c) when received by the addressee, if sent by a nationally recognized overnight delivery service (receipt requested), in each case to the appropriate addresses and telecopier numbers set forth below (or to such other addresses and telecopier numbers as a party may designate by notice to the other parties):

            The Sellers:       G. Waddy Garrett
                               11 Old Bridge Lane
                               Richmond, VA 23229
                               Facsimile No.: (804) 228-1158

            with a copy to:    McGuire, Woods, Battle & Booth LLP
                               One James Center
                               901 East Cary Street
                               Richmond, VA 23219-4030
                               Attention: Thomas P. Rohman, Esq.
                               Facsimile No.: (804) 698-2154

            Buyer:             Royster-Clark Resources LLC.
                               600 Fifth Avenue, 25/th/ Flr.
                               New York, NY 10020
                               Attention: Francis P. Jenkins
                               Facsimile No.: (212) 332-2999
            with a copy to:    Satterlee Stephens Burke & Burke LLP
                               230 Park Avenue
                               New York, NY 10169
                               Attention:   William M. Jackson
                               Facsimile No.:  (212 ) 818-9606

          9.5  FURTHER ASSURANCES

          Each of the parties agrees (a) to furnish upon request to each other party such further information, (b) to execute and deliver to each other party such other documents, and (c) to do such other acts and things, all as the other party may reasonably request for the purpose of carrying out the intent of this Agreement and the documents referred to in this Agreement.

          9.6  WAIVER

          Neither the failure nor any delay by any party in exercising any right, power, or privilege under this Agreement or the documents referred to in this Agreement will operate as a waiver of such right, power, or privilege, and no single or partial exercise of any such right, power, or privilege will preclude any other or further exercise of such right, power, or privilege or the exercise of any other right, power, or privilege. To the maximum extent permitted by applicable law, (a) no claim or right arising out of this Agreement or the documents referred to in this Agreement can be discharged by one party, in whole or in part, by a waiver or renunciation of the claim or right unless in writing signed by the other party; (b) no waiver that may be given by a party will be applicable except in the specific instance for which it is given; and
(c) no notice to or demand on one party will be deemed to be a waiver of any obligation of such party or of the right of the party giving such notice or demand to take further action without notice or demand as provided in this Agreement or the documents referred to in this Agreement.

          9.7  ENTIRE AGREEMENT AND MODIFICATION

          This Agreement supersedes all prior agreements between the parties with respect to its subject matter and constitutes (along with the documents referred to in this Agreement) a complete and exclusive statement of the terms of the agreement between the parties with respect to its subject matter. This Agreement may not be amended except by a written agreement executed by the party to be charged with the amendment.

          9.8  SCHEDULES

          In the event of any inconsistency between the statements in the body of this Agreement and those in the Schedules (other than an exception set forth in the Schedules), the statements in the body of this Agreement will control.

          9.9  ASSIGNMENTS, SUCCESSORS, AND NO THIRD-PARTY RIGHTS

          None of the parties may assign any of their rights under this Agreement without the prior written consent of the other parties, which shall not be unreasonably withheld. This Agreement will apply to, be binding in all respects upon the parties hereto and their permitted assigns and inure to the benefit of the successors and permitted assigns of the parties hereto. Nothing expressed or referred to in this Agreement will be construed to give any Person other than the parties to this Agreement any legal or equitable right, remedy, or claim under or with respect to this Agreement or any provision of this Agreement. This Agreement and all of its provisions and conditions are for the sole and exclusive benefit of the parties to this Agreement and their successors and permitted assigns.

          9.10 SEVERABILITY

          If any provision of this Agreement is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Agreement will remain in full force and effect. Any provision of this Agreement held invalid or unenforceable only in part or degree will remain in full force and effect to the extent not held invalid or unenforceable.

          9.11 SECTION HEADINGS; CONSTRUCTION

          The headings of Sections in this Agreement are provided for convenience only and will not affect its construction or interpretation. All references to "Section" or "Sections" refer to the corresponding Section or Sections of this Agreement. All words used in this Agreement will be construed to be of such gender or number as the circumstances require. Unless otherwise expressly provided, the word "including" shall mean "including, without limitation" and does not limit the preceding words or terms.

          9.12 TIME OF ESSENCE

          With regard to all dates and time periods set forth or referred to in this Agreement, time is of the essence.

          9.13 GOVERNING LAW

          This Agreement will be governed by the laws of the Commonwealth of Virginia without regard to conflicts of laws principles.

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

          9.14 JURISDICTION; SERVICE OF PROCESS

          Any action or proceeding seeking to enforce any provision of, or based on any right arising out of, this Agreement may be brought against any of the parties in the courts of the Commonwealth of Virginia, or, if it has or can acquire jurisdiction, in the United States District Court for the Eastern District of Virginia, and each of the parties consents to the jurisdiction of such courts (and of the appropriate appellate courts) in any such action or proceeding and waives any objection to venue laid therein. Process in any action or proceeding referred to in the preceding sentence may be served on any party anywhere in the world.

          9.15 COUNTERPARTS

          This Agreement may be executed in one or more counterparts, each of which will be deemed to be an original copy of this Agreement and all of which, when taken together, will be deemed to constitute one and the same agreement.

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

          IN WITNESS WHEREOF, the parties have executed and delivered this Agreement as of the date first written above.


BUYER:                              THE SELLERS

ROYSTER-CLARK RESOURCES LLC         ____________________________________
                                    G. Waddy Garrett

By: ___________________________     ____________________________________
                                    Cornelia W. Garrett
Title: ________________________
                                    ____________________________________
                                    Caroline S. Garrett

                                    ____________________________________
                                    Henry E. Richeson


                                    THE CHRISTOPHER GARLAND GARRETT
                                    REVOCABLE TRUST


                                    By: ________________________________
                                                            , Trustee


                                    THE LEETE PARKER GARRETT REVOCABLE
                                    TRUST


                                    By: ________________________________
                                                            , Trustee


                                    THE CAROLINE BACHE GARRETT REVOCABLE
                                    TRUST


                                    By: ________________________________
                                                            , Trustee

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